SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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VALERITAS HOLDINGS, INC.
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VALERITAS HOLDINGS, INC.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807
June 22, 2018
Dear Stockholder,
You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Valeritas Holdings, Inc. (“Valeritas” or the “Company”) that will be held on Friday, July 20, 2018 at 9:00 a.m. local time, at the offices of DLA Piper LLP (US) at 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078.
Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2017 Annual Report. We encourage you to read this information carefully.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions in the Proxy Materials you received in the mail regarding each of these voting options.
Thank you for your ongoing support of Valeritas.
Very truly yours,
/s/ John E. Timberlake
John E. Timberlake
Chief Executive Officer and President

VALERITAS HOLDINGS, INC.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807

NOTICE OF
2018 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Friday, July 20, 2018 at 9:00 a.m. local time.
Place:	The offices of DLA Piper LLP at 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078
Items of Business:
(1) To elect two directors named in the proxy statement accompanying this notice to serve as a Class II director until the annual meeting held in 2021 and until their successors are duly elected and qualified.

(2) To ratify the appointment of Friedman LLP as Valeritas Holdings, Inc.’s independent registered public accounting firm for the year ending December 31, 2018.
(3) To approve the Amended & Restated 2016 Equity Incentive Compensation Plan.
(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on June 14, 2018.
Voting:
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers About Procedural Matters.”

By order of the board of directors,

/s/ Erick Lucera
Erick Lucera
Secretary
This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about June 22, 2018.

Proxy Statement Table of Contents

VALERITAS HOLDINGS, INC.
750 Route 202, Suite 600
Bridgewater, New Jersey 08807

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time on Friday, July 20, 2018, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of DLA Piper LLP (US) at 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078. As used in this proxy statement, the terms “the Company,” “Valeritas,” “we,” “us,” and “our” mean Valeritas Holdings, Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Annual Meeting

Q:	Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Friday, July 20, 2018 at 9:00 a.m. local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We intend to mail the notice of Annual Meeting, this proxy statement, accompanying form of proxy card, and our 2017 Annual Report on Form 10-K to you on or about June 22, 2018. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

This proxy statement for the Annual Meeting;

Our 2017 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2017; and

The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:
The Company’s proxy materials are available at at www.valeritas.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Q:	What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the offices of DLA Piper LLP (US) at 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078.

Q:	Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of June 14, 2018, the Record Date. Admission will begin at 8:45 a.m. local time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. local time.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of record - If your shares are registered directly in your name with our transfer agent, West Coast Stock Transfer, Inc., you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners - Many Valeritas stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and the Delaware General Corporation Law, or the DGCL. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder withholding with respect to a particular matter.
Under the DGCL, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 24,706,999 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Valeritas will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record - If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

Via the Internet - You may vote by proxy via the Internet by following the instructions provided in the proxy card.

By Telephone - You may vote by proxy by telephone by calling the toll free number found on the proxy card.

By Mail - You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Beneficial owners - If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:
(1) To elect two directors named in the proxy statement accompanying this notice to serve as a Class II director until the annual meeting held in 2021 and until their successors are duly elected and qualified.

(2) To ratify the appointment of Friedman LLP as Valeritas Holdings, Inc.’s independent registered public accounting firm for the year ending December 31, 2018.
(3) To approve the Amended & Restated 2016 Equity Incentive Compensation Plan.
(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:
Proposal One - The election of a director requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the individual who receives the largest number of votes cast “for” is elected as a director, however, a nominee is not required to receive a majority of votes “for”. As a result, any shares not voted “for” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor.

Proposal Two - The affirmative vote of a majority of votes cast is required to ratify the appointment of Friedman LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokers are authorized to vote without instructions on this proposal.
Proposal Three - The affirmative vote of a majority of votes cast is required to approve the Amended & Restated 2016 Equity Incentive Compensation Plan. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote your shares “FOR” each of the foregoing proposals set forth herein.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record - If you are a stockholder of record and you:

Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners - If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter - the proposal to ratify the appointment of Friedman LLP. Your broker will not have discretion to vote on the election of directors.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a stockholder of record, you may change your vote by: (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote: (1) by submitting new voting instructions to your broker, trustee or other nominee; (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person; or (3) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares.
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Company will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Valeritas may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have made arrangements with Morrow Sodali to assist in soliciting proxies and have agreed to pay Morrow Sodali a fee of $7,500, plus the reimbursement of certain expenses for these services. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Valeritas or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials - Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2019 annual meeting of stockholders, stockholder proposals must be received by our Corporate

Secretary no later than April 21, 2019, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Requirements for stockholder proposals to be brought before an annual meeting - In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.
Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2019 annual meeting of stockholders is between March 22, 2019 and April 21, 2019.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates -You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporation Governance - Stockholder Communications with the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our company may be obtained at the web site maintained by the SEC that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in Valeritas’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional	Information about the Proxy Materials

Q:	What does it mean if multiple members of my household are stockholders but we only received one full set of proxy materials in the mail?

A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice of the Annual Meeting and the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the notice of the Annual Meeting and the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of the Annual Meeting and the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Valeritas’ principal executive offices?

A:	Our principal executive offices are located at 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807. The telephone number at that location is (908) 927-9920.
Any written requests for additional information, copies of the proxy materials and 2017 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER ANNUAL MEETING TO BE HELD ON July 20, 2018.
The proxy statement and annual report to stockholders is available at:
http://www.westcoaststocktransfer.com/proxy-vlrx.

PROPOSAL ONE

ELECTION OF DIRECTORS

General
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of seven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. The term of office of our Class II directors, Rodney Altman, M.D. and Peter Devlin, will expire at this year’s Annual Meeting. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees
Two Class II directors have been nominated for reelection at the Annual Meeting for a three-year term expiring in 2021. Upon the recommendation of our nominating and governance committee, our board of directors has nominated Rodney Altman, M.D. and Peter Devlin for reelection as a Class II director. We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting. The term of office of the nominees elected as director will continue until such director’s term expires in 2021 and until his or her successor has been duly elected and qualified.

The Board recommends a vote “FOR” each of the following nominees.

Information Regarding the Nominees and Other Directors

The following contains information about each nominee as of June 14, 2018, including each nominee's age, business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that each nominee should serve as one of our directors.
Nominees for Class II Director for a Term Expiring in 2021

Name, age, and position with the Company	Principal Occupation and Business Experience
Peter Devlin Age: 50 Director since 2016 Chairperson of the Board, Compensation Committee Chairperson, Audit Committee Member
Peter Devlin has served as a member of our board of directors since April 2016. Since September 2014, Mr. Devlin has served as a consultant for various life sciences and investment companies. From August 2009 to September 2014, Mr. Devlin was the Chief Commercial Officer at Insulet Corporation, a tubeless insulin pump technology company. Mr. Devlin held several leadership roles at Abbott Laboratories, Inc. From February 2008 to July 2009, he served as Divisional Vice President of Abbott’s Global Strategic Marketing in the diabetes care unit, prior to which he served as General Manager, Hospital & Government in the diabetes care unit from December 2006 to February 2008, and prior to which he served as Director of Abbott’s Canadian diabetes unit from September 2003 to December 2006. Mr. Devlin received his Bachelor of Science degree from the University of Massachusetts. Mr. Devlin is qualified to serve as a director because of his extensive business experience in the field of diabetes.

Rodney Altman, M.D. Age: 55 Director since 2016 Audit Committee Member Compensation Committee Member
Rodney Altman, M.D. has served as a member of our board of directors since April 2016. Since June 2016, Dr. Altman has been a member of the board of directors of Milestone Pharmaceuticals and Thrasos Pharmaceuticals in his capacity as an advisor to Business Development Bank of Canada. Since 2011, he has been an Advisor and beginning in March 2016 he has been a Managing Director at Spindletop Capital, a private equity and venture capital firm. Prior to joining Spindletop Capital, he was Regional Medical Director at TeamHealth, an American hospital staffing firm. Dr. Altman was a senior partner at a venture capital firm, CMEA Capital, LLC, from 2006 to 2011, where he built and managed the firm’s medical device practice. Dr. Altman has also held investing roles at other venture funds including Aphelion Capital, LLC, Piper Jaffray Ventures, and TVM Techno Venture Management. Dr. Altman received his medical degree from McGill University and an M.B.A. with honors from the University of Chicago, Booth School of Business. Dr. Altman is qualified to serve as a director because of his extensive clinical and venture capital experience.

The following contains certain information about those directors whose terms do not expire at the Annual Meeting and who are not standing for reelection, including each director's age, business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each director should serve as one of our directors. The age of each director as of June 14, 2018 is set forth below.

Incumbent Class I Directors Whose Terms Expire in 2020

Name, age, and position with the Company	Principal Occupation and Business Experience
Brian Roberts Age: 47 Director since 2016 Audit Committee Chairperson
Brian Roberts has served as a member of our board of directors since July 2016. Mr. Roberts currently serves as chief financial officer of Tarveda Therapeutics and serves as a member of the board of directors and audit chairman of ViewRay. From January 2015 to September 2016, Mr. Roberts served as the Chief Operating and Financial Officer of Avedro, a corneal cross-linking science company. From January 2009 through December 2014, he served as Chief Financial Officer for Insulet Corporation, a tubeless insulin pump technology company. From August 2007 to December 2008, Mr. Roberts served as Chief Financial Officer of Jingle Networks, a provider of advertising and technology solutions for voice and mobile business search. Mr. Roberts is currently a member of the board of directors of ViewRay, Inc. and serves as chair of its audit committee. Mr. Roberts received his Bachelor of Science in Accounting and Finance degree from Boston College. Mr. Roberts is qualified to serve as a director because of his extensive business experience and financial and accounting insight.

Joseph Mandato, D.M. Age: 73 Director since 2016 Nominating and Corporate Governance Committee Chairperson
Joseph Mandato, D.M. has served as a member of our board of directors since December 2016. Since March 2003, Dr. Mandato has served as a managing director of DeNovo Ventures, a venture capital firm focused on life sciences. Prior to DeNovo Ventures, Dr. Mandato held top leadership positions at Ioptex, Confer Software, Gynecare and Origin Medsystems. Dr. Mandato also served as a member of the Board of Directors of AxoGen Corporation from February 2006 until its merger with and into AxoGen, Inc. in September 2011, and then served on the Board of AxoGen, Inc. until September 2016. Dr. Mandato served as a member of the Board of Directors of Hansen Medical, Inc. from August 2006 until February 2012. Dr. Mandato received a doctorate in management from Case Western Reserve University, and now serves on its Board of Trustees. Dr. Mandato also holds the Carlo Rossi Chair in Entrepreneurship and Management at the University of San Francisco, is a Lecturer at Stanford University and has served as a Fellow in the Harvard University Advanced Leadership Initiative. Additionally, Dr. Mandato currently serves on the board of Save the Children. Dr. Mandato is qualified to serve as a director because of his extensive work in the healthcare industry and his venture capital experience.

Katherine Crothall, Ph. D Age: 69 Director since 2016 Nominating and Corporate Governance Committee Member
Katherine Crothall, Ph.D. has served as a member of our board of directors since October 2016. Since 2010, Dr. Crothall has served as President, CEO and Chairman of the Board of Aspire Bariatrics, a company committed to providing safe and effective treatments for obesity to patients worldwide. Dr. Crothall was a Principal at Liberty Venture Partners, a venture capital firm, from 2006 until November 2010. Dr. Crothall was Founder, President and CEO of Animas Corporation, a manufacturer of insulin infusion pumps, from its inception to its acquisition by Johnson & Johnson Corporation in 2006. Dr. Crothall was also the Founder, President and CEO of two other medical device companies, Luxar Corporation ,which was sold to ESC Medical, and Laakmann Electro-Optics, which was sold to Johnson & Johnson. Dr. Crothall continued running Laakmann Electro-Optics for five years post-acquisition. Dr. Crothall received her B.S. from the University of Pennsylvania and her Ph.D. from the University of Southern California, both in Electrical Engineering. She holds over twenty patents and is the recipient of the Ernst & Young Entrepreneur of the Year Award and the Greater Philadelphia Raymond Rafferty Entrepreneurial Excellence Award. Dr. Crothall is a director of Adhezion BioMedical and Xanitos, Inc. She also sits on the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania. Dr. Crothall is qualified to serve as a director because of her extensive clinical and business experience, specifically in the healthcare industry.

Incumbent Class III Directors Whose Terms Expire in 2019

Name, age, and position with the Company	Principal Occupation and Business Experience
Luke Düster Age: 43 Director since 2016
Luke Düster has served as a member of our board of directors since January 2016. Since 2009, Mr. Düster served as managing director at Capital Royalty Group, a healthcare-focused investment firm. Mr. Düster was at Harris Williams & Co., an investment firm, from 2004 to 2009, where he served as Vice President. Mr. Düster also held investment banking roles at the Wallach Company, a regional investment banking boutique, from 2000 to 2002, and at the Nord Companies, a healthcare advisory firm, from 1998 to 2000. Mr. Düster received his B.S. summa cum laude from the University of Colorado at Boulder and an M.B.A. with honors from the Wharton School at the University of Pennsylvania. Mr. Düster is qualified to serve as a director because of his significant experience working with companies backed by private equity investors, particularly in the healthcare industry, as well as his experience with healthcare investing.

John E. Timberlake Age: 53 Director since 2016
John E. Timberlake has served as our Chief Executive Officer, President and a member of our Board of Directors since February 2016, prior to which he served as President and Chief Commercial Officer since August 2008. Before becoming Chief Executive Officer and President and Chief Commercial Officer, Mr. Timberlake was a General Manager with our company from September 2006 to August 2008. Prior to joining Valeritas, Mr. Timberlake held positions of increasing responsibility from 1991 to 2006 at Sanofi-Aventis (now Sanofi), with his last role as Vice President of Diabetes Marketing, where he was responsible for the diabetes franchise, including the brands Lantus, Apidra and Amaryl. Prior to Sanofi, Mr. Timberlake was a manager with Deloitte & Touche LLP, from 1986 to 1991, and was both a Certified Management Accountant and a Certified Public Accountant. He earned a B.S. in Accounting at Northwest Missouri State University, an M.S. in Management from Purdue University and an M.B.A. from NEOMA Business School (f/k/a E.S.C. Rouen) in France. Mr. Timberlake is qualified to serve as a director because of his role with us, and his extensive operational knowledge of, and executive level management experience in, the biopharmaceutical and medical technology industries.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
Our audit committee has appointed the firm of Friedman LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2018. Friedman LLP was appointed as our independent registered public accounting firm in connection with the 2016 Merger, as described under "Corporate History" below.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Valeritas and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Friedman LLP as our independent registered public accounting firm for the year ending December 31, 2018. Our audit committee is submitting the selection of Friedman LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Friedman LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.
Principal Accounting Fees and Services

During the fiscal years ended December 31, 2017 and December 31, 2016, neither we nor anyone on our behalf has consulted with Friedman LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on our consolidated financial statements and, in the case of either (i) or (ii), a written report or oral advice that Friedman LLP concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Friedman LLP during the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees (1)	$397,000	$343,000
Audit-Related Fees (2)	15,500	—
Tax Fees (3)	—	—
Total	$412,500	$343,000

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Independent Registered Public Accounting Firm in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees".

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance; tax planning and compliance work in connection with acquisitions and international tax planning.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL THREE

APPROVAL OF AMENDED AND RESTATED 2016 EQUITY INCENTIVE COMPENSATION PLAN

Background of the Amended 2016 Plan
At the time our board of directors and stockholders approved the 2016 Equity Incentive Compensation Plan (referred to as the “2016 Plan”), we believed that the shares of our common stock available for issuance under the 2016 Plan would allow us to provide adequate equity compensation to current and future employees based on internal forecasts for the foreseeable future. The 2016 Plan initially provided for the issuance of up to an aggregate of 2,116,007 shares of our common stock, which was subsequently increased to 2,396,318 pursuant to the annual “evergreen” provision in the 2016 Plan.

Our compensation committee, in consultation with its independent consultant, conducted an extensive analysis and assessment of our compensation arrangements. As a result of such analysis and assessment, our compensation committee and board of directors determined that additional shares of our common stock are needed under the 2016 Plan in order to make future grants of long-term equity incentive compensation to our current and future employees, including those employees recruited to expand our sales and marketing capabilities, and to our executives, consultants and directors in connection with performance incentives related to our current business plan. In light of such determination, our compensation committee and board of directors undertook a comprehensive review of the 2016 Plan in order to consider and propose additional amendments providing for an appropriate increase to the aggregate number of shares authorized for issuance under the 2016 Plan and to incorporate any other changes that our board of directors determines to be advisable as a result of such review. Based on such review, our board of directors approved, subject to stockholder approval, the Amended and Restated 2016 Incentive Compensation Plan, which we refer to as the Amended 2016 Plan. The Amended 2016 Plan provides for an increase of 5,603,682 shares to the aggregate number of shares available for issuance under the 2016 Plan. Accordingly, an aggregate number of 8,000,000 shares will be available for issuance under the Amended 2016 Plan, inclusive of shares subject to awards issued under the 2016 Plan that remain outstanding as of the board approval date. While retained in the Amended 2016 Plan, it was determined that as currently stated, the annual “evergreen” provision under the 2016 Plan would not provide sufficient additional shares on a yearly basis in order to allow us flexibility to make future awards.

In determining the amount of the increase to our share reserve under the Amended 2016 Plan, our board of directors considered a number of factors, including the following:

•
Shares Available for Grant. Currently, a maximum of 2,396,318 shares of our common stock may be granted under the 2016 Plan. As of the board approval date, only 272,636 shares remained available for grant under the 2016 Plan, which is the sole equity compensation plan under which we currently grant equity awards. The proposed Amended 2016 Plan would increase the number of shares available for grant under the 2016 Plan by 5,603,682 shares, bringing the total that will remain available to be granted under the Amended 2016 Plan to 8,000,000 shares. As of the board approval date, no benefits or amounts relating to the additional shares have been received by, or allocated to, any individuals.

•
Shares underlying Outstanding Equity Awards. As of the board approval date, under the 2016 Plan, there were: (i) 2,093,682 shares subject to outstanding options, with a weighted average exercise price of $10.09 and a weighted average remaining term of 8.9 years, and (ii) 0 shares subject to outstanding restricted stock units.

•
Overhang. As of the board approval date, our overhang was 8.2%. For this purpose we calculated overhang as (i) 1,999,701 shares subject to outstanding options under the 2016 Plan, plus (ii) 0 shares subject to outstanding restricted stock units under the 2016 Plan, divided by (a) 22,362,869, which is the total outstanding shares of our Common Stock as of the board approval date, plus (b) 1,999,701 which is the total shares underlying outstanding options and restricted stock units under the 2016 Plan. As we previously disclosed, we intend to raise additional capital during 2018, and as a result, we would increase the shares outstanding after the potential capital, which would reduce the projected overhang in the latter half of 2018.

•
Burn Rate. Burn rate measures our usage of shares for the 2016 Plan as a percentage of the total outstanding shares of our Common Stock. For the years ended December 31, 2017 and 2016, our burn rates were 24.7% and 25.4%, respectively.

•
Forecasted Grants. Our board of directors anticipates that the proposed share increase under the Amended 2016 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the Amended 2016 Plan for approximately three years. The forecasted projected share use assumes we will grant options and restricted stock units (less cancellations and forfeitures) based on our historical averages, adjusted for the expected growth in our business. Despite the projected share use described above, future circumstances and business needs, may result in a significant increase in projected options or restricted stock unit grants under the Amended 2016 Plan.

It is also imperative that we continue to make additional long-term equity incentive awards to our employees, including our executive officers, consultants and directors. Equity Awards are an important element of the Valeritas compensation program and provide a critical element to align management to shareholder interests and to provide pay for performance as reflected in equity value. If the Amended 2016 Plan is not approved, we will be limited in our ability to issue future equity awards and thereby incentivize employees, consultants and directors or attract new employees, consultants and directors to accomplish our proposed commercial objectives.

A summary of the essential features of the Amended 2016 Plan is set forth below. This summary is subject to and qualified in its entirety by the full text of the Amended 2016 Plan, which is substantially in the form attached to this Proxy Statement as Appendix A.

Based on such review, on May 25, 2018, our board of directors unanimously approved the Amended 2016 Plan, and directed that the Amended 2016 Plan be submitted for stockholder adoption at the Annual Meeting with the following principal changes to the 2016 Plan:

•	an increase of 5,603,682 shares to the Amended 2016 Plan, resulting in an aggregate amount of shares available for issuance under the Amended 2016 Plan of 8,000,000 shares;

•	an increase in the annual evergreen limit cap and the individual annual limit cap to a maximum of 15,000,000 shares (the annual evergreen will therefore be the lesser of 4% or 15,000,000); and

•
a provision providing that during a calendar year, no non-employee member of our board of directors may be granted any compensation (including cash and awards under the Amended 2016 Plan) with a fair value, as determined under our accounting rules, in excess of $700,000.

Our board of directors believes that approval of the Amended 2016 Plan is critical to our ability to attract, retain and motivate employees, including our executive officers, consultants and directors, and to align interests of such employees with those of our shareholders. Equity Compensation is a key element of our total compensation program and provides performance based incentives for the executive officers and all employees. Our board of directors has recommended that our stockholders approve the Amended 2016 Plan because it believes, after consulting with its compensation consultant, that it would be in the best interests of us and its shareholders to have a plan with a sufficient number of shares available for new awards.

On December 5, 2017, our board of directors approved a clarifying and restating amendment to the 2016 Plan, which reflects a yearly individual limit and an annual evergreen limit of 1,058,003 shares (the "Clarifying Amendment"). The Clarifying Amendment is reflected in the Amended 2016 Plan, and therefore, if the shareholders vote to approve the Amended 2016 Plan at the Annual Meeting, the Clarifying Amendment will be ratified and approved.

If the shareholders vote to approve the Amended 2016 Plan at the Annual Meeting, the Amended 2016 Plan will be immediately effective after the Annual Meeting. If the Amended 2016 Plan is not approved by our shareholders, then the 2016 Plan will remain in effect with any shares previously authorized under the 2016 Plan remaining available for future awards under the 2016 Plan, together with shares added by operation of the annual “evergreen” provision of the 2016 Plan.
2016 Equity Incentive Compensation Plan
We adopted our 2016 Plan in May 2016 upon the closing of the 2016 Merger. The 2016 Plan permits us to grant cash, stock and stock-based awards to eligible service providers. The 2016 Plan is intended to promote our interests by providing employees, executives and directors, and eligible service providers with the opportunity to participate in incentive compensation programs designed to encourage their continued service to us.

Plan Administration - Current Terms and Conditions

Our employees, consultants and directors, and employees, consultants and directors of our parent or subsidiaries are eligible to receive awards under the 2016 Plan. The 2016 Plan is administered by a committee of two or more non-employee directors who qualify as independent under applicable stock exchange rules, 162(m) of the Internal Revenue Code and the Securities Exchange Act of 1934, except that the board of directors may ratify or approve any awards as it deems appropriate and the board of directors administers the 2016 Plan with respect to awards made to non-employee directors. The committee may delegate authority to one or more subcommittees. The particular entity administering the plan is referred to in this summary as the plan administrator.

The plan administrator has the authority (subject to the provisions of the 2016 Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the 2016 Plan and to make such determinations under, and issue such interpretations of, the provisions of the 2016 Plan and any outstanding awards thereunder as it may deem necessary or advisable. Any award amendment that adversely affects the rights of any award holder must be agreed to and approved by such award holder. The plan administrator also sets the terms and conditions of all awards under the 2016 Plan, including any vesting and vesting acceleration conditions. Decisions of the plan administrator are final and binding on all parties having an interest under the 2016 Plan or any award thereunder.

Nothing in the 2016 Plan confers on the participant any right to continue in service for any period of time, or restricts our right, or the right of the participant, to terminate such person’s service at any time for any reason.

At December 31, 2017, an aggregate of 2,116,007 shares of common stock were allowed to be issued under the 2016 Plan, 47,658 of which were issued as voting and fully vested, restricted stock, 1,661,750 of which were issued as options, each to certain of our employees and officers, and 406,599 remained available for issuance under awards granted pursuant to the 2016 Plan. The number of shares available for issuance will be automatically increased on the first trading day in January of each calendar year during the term of the 2016 Plan by an amount equal to 4% of the shares of common stock outstanding on the final trading day of the immediately preceding calendar year, subject to an annual increase limit of 1,058,003 shares. As a result, the amount of shares available for issuance under the 2016 Plan automatically increased to 2,396,318 shares effective as of January 1, 2018. No more than 2,116,007 shares of common stock may be issued upon the exercise of incentive stock options, which amount will automatically be increased on the first trading day in January each calendar year by the number of shares of our common stock added to the share reserve on that day pursuant to automatic share increase feature of the 2016 Plan. Shares issued under the 2016 Plan may be authorized but unissued or reacquired shares, or shares purchased in the open market.

If an award under the 2016 Plan expires, terminates or is forfeited or cancelled, any shares subject to such award may, to the extent of such expiration, termination, forfeiture or cancellation, be used again for new grants under the 2016 Plan. If the exercise price of an option granted under the 2016 Plan is paid with shares of common stock, then the number of shares available for issuance under the 2016 Plan will be reduced by the net number of shares issued under the exercised option and not by the gross number of shares for which the option was exercised. Upon the exercise of a stock appreciation right under the 2016 Plan, the number of shares available for issuance under the 2016 Plan will be reduced by the net number of shares issued under the stock appreciation right and not by the gross number of shares for which the stock appreciation right was exercised. If shares of common stock are withheld in satisfaction of withholding taxes incurred in connection with the issuance, exercise or vesting of an award, then the authorized number of shares available for issuance under the 2016 Plan will be reduced by the net number of shares issued, exercised or vested under such award.

The 2016 Plan imposes the following limitations on the size of the awards which may be made on a per participant basis:

No one person may receive stock options and stand-alone stock appreciation rights for more than 1,058,003 shares of our common stock in the aggregate per calendar year.

No one person may receive direct stock issuances or stock-based awards (other than stock options and stand-alone stock appreciation rights) for more than 1,058,003 shares of our common stock in the aggregate per calendar year.

The maximum dollar amount for which a participant may receive awards denominated in dollars and subject to one or more performance measures will be limited to $3,000,000 in the aggregate per calendar year within the applicable performance measurement period.

Description of the Amended 2016 Plan

Share Reserve. The share reserve will automatically increase on the first trading day in January each calendar year during the term of the Amended 2016 Plan by an amount equal to 4% of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year. In no event, however, will any such annual increase exceed 15,000,000 shares.
Limitations. The Amended 2016 Plan will impose the following limitations on the size of the awards which may be made on a per participant basis:
The aggregate numbers of shares reserved under the plan shall be increased automatically on the first trading day in January each calendar year by the lesser of (i) 4% of the shares of common stock outstanding on that date or (ii) 15,000,000 shares;
No one person may receive stock options and stand‑alone stock appreciation rights for more than 15,000,000 shares of our common stock in the aggregate per calendar year; and
During a calendar year, no non-employee member of our board of directors may be granted any compensation (including cash and awards under the Amended 2016 Plan) with a fair value, as determined under accounting rules, as of the grant date, in excess of $700,000.
Eligibility. Officers and employees, non‑employee members of our board of directors and independent consultants, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the Amended 2016 Plan.
Administration. The compensation committee of our board of directors has the exclusive authority to administer the plan with respect to awards made to our executive officers and non‑employee board members and also has the authority to make awards under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make awards under those programs to individuals other than our executive officers and non‑employee board members. We refer to the particular entity carrying out its authorized administrative functions under the Amended 2016 Plan, whether the compensation committee, the board of directors, or a secondary committee, as the plan administrator. The plan administrator will determine which eligible individuals are to receive awards under those programs, the time or times when those awards are to be made, the number of shares subject to each such award, the applicable vesting, exercise and settlement schedules for each such award, the term for which such award is to remain outstanding (subject to a maximum term of ten (10) years) and the cash consideration (if any) payable per share.
Awards

The 2016 Plan is divided into three incentive programs, which include (i) the discretionary grant program under which eligible persons may be granted options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, or stock appreciation rights, or SARs; (ii) the stock issuance program under which eligible persons may be issued direct stock, restricted stock awards, restricted stock units, performance shares or other stock-based awards; and (iii) the incentive bonus program under which eligible persons may be issued performance unit awards, dividend equivalent rights or cash incentive awards.
Certain awards under the 2016 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. Awards under the 2016 Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type available for issuance under each of the discretionary grant program, stock issuance program and incentive bonus program follows.
Discretionary Grant Program
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. ISOs may only be granted to our employees. Anyone eligible to participate in the 2016 Plan may receive an award of NSOs. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an option holder during any calendar year exceeds $100,000, such ISOs will be treated as NSOs. The plan administrator may determine the time or times when a stock option is to become exercisable, the vesting schedule (if any) applicable to a stock option and whether a granted stock option is an ISO or NSO. In general, an option may only be exercised while an option holder is employed by, or providing service to, us or our subsidiaries, unless provided otherwise in the option holder’s award agreement. Under IRS Rules, ISOs generally will terminate 90 days after termination of the option holder's service with the Company, subject to certain exceptions. Under the 2016 Plan, both ISOs and NSOs must be exercised within 90 days after termination of the option holder's service with the Company or they will automatically terminate. An option holder may exercise an option by delivering notice of exercise to us. The option holder will pay the exercise price (in the form as provided in the 2016 Plan and the award agreement) and any withholding taxes for the option. The Plan Administrator will have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the 2016 Plan and to grant in substitution therefore new options covering the same or different number of shares with an exercise price per share based on the fair market value per share on the new option grant date.

SARs. Two types of SARs are authorized for issuance under the 2016 Plan, tandem SARs and stand-alone SARs. Tandem SARs entitle their holder to elect to exercise the underlying option in exchange for shares of common stock or, with the consent of the plan administrator, to surrender the option in exchange for an amount equal to the excess of the fair market value of the shares on the date of surrender over the aggregate exercise price of such shares. Stand-alone SARs entitle their holder, upon exercise, to receive from us an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate base price of such shares. The base price of a stand-alone SAR will not be less than 100% of the fair market value of the underlying share on the date of grant and the term may not be longer than ten years. The plan administrator may determine the time or times when a SAR is to become exercisable and the vesting schedule (if any) applicable to a SAR. SARs may be settled in cash, shares of common stock or a combination of the two, as determined by the plan administrator.
Rights as a Stockholder. Participants will not have any stockholder rights with respect to the shares subject to options or SARs until the award vests and the shares are actually issued.
Stock Issuance Program
Restricted Stock, RSUs, Performance Shares and Stock Payments. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Stock payments are awards of fully vested shares of our common stock that may be issued for any of the following items of consideration: cash or check, past services rendered to the company or any other valid consideration.
Rights as a Stockholder. Participants will have full stockholder rights with respect to any shares of stock issued under the stock issuance program, whether or not the participant’s interest in those shares is vested. Accordingly, participants will have the right to vote such shares and to receive any regular cash dividends paid on such shares, subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance vesting conditions will be held in escrow by us and will not vest or be paid prior to the time those shares vest. Participants will not have any stockholder rights with respect to the shares subject to restricted stock units or share right awards until that award vests and the shares are actually issued. However, dividend equivalents (as described below) may be paid or credited, either in cash or in actual or phantom shares of stock, on outstanding restricted stock unit or share right awards, subject to terms and conditions the plan administrator deems appropriate. No dividend equivalents relating to restricted stock units or share right awards subject to performance vesting conditions will vest or otherwise become payable prior to the time the underlying award (or portion thereof to which the dividend equivalents units relate) vests.
Incentive Bonus Program
Cash Awards and Performance Unit Awards. Cash awards are cash incentive bonuses subject to vesting conditions or performance goals as determined by the plan administrator. Performance unit awards represent the holder’s right to receive cash or participate in a bonus pool, the value of which is tied to the attainment of pre-established corporate objectives and receipt of which may be based on continuing service as determined by the plan administrator.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.
Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance objectives that may include but are not limited to: (i) revenue, organic revenue, net sales, or new-product revenue or net sales, (ii) achievement of specified milestones in the discovery and development of the company’s technology or of one or more of the company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the company’s products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, and (xxii) employee retention and recruiting and human resources management. Performance goals may be based upon the attainment of specified levels of performance under one or more of these measures relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any of our affiliates. Each applicable performance goal may be structured at the time of grant to provide for appropriate adjustments or exclusions for unusual or infrequently occurring items or events, and such other events as set forth in the 2016 Plan.
The plan administrator has the authority, consistent with section 162(m) of the Internal Revenue Code, to structure awards under the stock issuance program so that the awards vest upon the achievement of certain pre-established corporate performance objectives based on one or more of the performance goals described above and measured over the performance period specified by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to take action under the 2016 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2016 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2016 Plan), each outstanding award under the discretionary grant program and stock issuance program may, as determined by the plan administrator, be continued or assumed by the successor entity, be replaced with a cash incentive program of the successor entity or be subject to other limitations as imposed by the plan administrator at the time of grant. However, if the plan administrator determines that any outstanding award is not to be continued, assumed or replaced, such award shall become fully vested and exercisable. Awards under the incentive bonus program may be structured by the plan administrator such that those awards automatically vest upon a change in control of our company or upon the holder’s subsequent termination within a specified period following a change in control and any performance-based vesting conditions may be converted into service-based vesting conditions that will vest upon the completion of a service period coterminous with the portion of the performance period remaining at the time of the change in control. Individual award agreements may provide for additional accelerated vesting and payment provisions as determined by the plan administrator.
No award under the 2016 Plan affects the right of the company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
Foreign Participants, Clawback Provisions, Transferability, and Participant Payments
The plan administrator has authority to adopt and implement from time to time such addenda or subplans to the 2016 Plan as it deems necessary in order to bring the 2016 Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made. All awards will be subject to the provisions of any clawback, recoupment or similar policy implemented by our company to the extent set forth in such policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2016 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant.
With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2016 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a market sell order or such other consideration as it deems suitable.
Plan Expiration, Amendment and Termination
The board of directors may amend or terminate the 2016 Plan at any time; however, stockholder approval will be required for any amendment that increases the number of shares available under the 2016 Plan or to the extent such approval is required under applicable law, regulation or stock exchange listing rule. No amendment of the 2016 Plan may adversely affect the rights and obligations of outstanding awards without the award holder’s consent. The 2016 Plan will expire on the first to occur of (i) May 2, 2026, (ii) the date on which all shares available for issuance under the 2016 Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding awards in connection with a change in control. Should the 2016 Plan terminate on May 2, 2026, then all awards outstanding at that time will continue to have force and effect in accordance with the provisions of the documents evidencing the awards.
Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2016 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary is limited to the United States federal income tax consequences to recipients of awards under the Amended 2016 Plan who are individual “U.S. Persons” as defined under the Code.

Incentive Stock Options. A participant in the Amended 2016 Plan will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The difference between the exercise price of an incentive stock option and the fair market value of the stock obtained pursuant to such exercise will be taken into account in determining a participant’s alternative minimum tax liability.

A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and, if the sales proceeds exceed the value of the shares on the date of exercise, all or a portion of the profit will be ordinary income and the portion (if any) by which the sales proceeds exceed the exercise date value of the stock will be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term. Long-term capital gains are subject to preferential rates of tax under the Code, whereas short-term capital gains are subject to the rates applicable to ordinary income (currently a maximum of 37% for taxable years beginning in 2018 through 2025).

Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any shares received. Upon the sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the shares for more than one year following the exercise of the stock appreciation right and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the shares on the date of grant less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an election under Section 83(b), then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When vested shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. In each case, any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the shares on such date less the purchase price, if any. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date, unless the participant has elected in advance to receive the vested RSU at a later date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended 2016 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to us. There will be no tax consequences to us with respect to awards made under the Amended 2016 Plan, except that we will be entitled to a deduction when a participant has compensation income (or upon a disqualifying disposition of an incentive stock option). Any such deduction will be subject to the limitations of Section 162(m) of the Code.]

Outstanding Awards

As of May 25, 2018, the date our board of directors unanimously approved the Amended 2016 Plan, the following aggregate number of options, RSUs and Performance Units were outstanding under the 2016 Plan:

Named Executive	Stock Options to Purchase shares of Common Stock
John E. Timberlake	331,625
Erick Lucera	115,175
Geoffrey Jenkins	183,312
Matt Nguyen	120,250
All other Executive Officers as a group	368,275
All other employees as a group	881,064

New Plan Benefits
We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the Amended 2016 Plan because awards under the Amended 2016 Plan are discretionary. Whether future awards will be made will depend on compensation committee action, and the value of any future equity awards will ultimately depend on the future price of our stock, among other factors, and will be subject to such vesting conditions as the compensation committee determines from time to time. The following table sets forth information with respect to awards made in the last twelve months ended December 31, 2017 under the 2016 Plan to our named executive officers, our executive officers as a group and our directors:

Name	Number of Stock Options	Dollar Value $ (1)
John E. Timberlake	187,500	—
Erick Lucera	73,800	—
Geoffrey Jenkins	135,000	—
Matt Nguyen	81,500	—
All other Executive Officers as a group	238,900	—
All non-employee directors as a group	58,500	—
All other employees as a group	677,350	—

(1)
Reflects the grant date fair value determined in accordance with ASC 718. The assumptions made in these valuations are included in Note 9 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE COMPENSATION PLAN

CORPORATE HISTORY
We were incorporated as Cleaner Yoga Mat, Inc. in Florida on May 9, 2014. Pursuant to the 2016 Merger and the Split-Off (each as defined below), we discontinued our prior business of engaging in the sale of sanitizing solutions for Yoga and Pilates studios as well as conventional gyms and acquired the business of Valeritas, Inc. a Delaware corporation, referred to as Valeritas or the private company, which is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies, and we now operate the existing business of Valeritas as a publicly traded company under the name Valeritas Holdings, Inc.
On May 3, 2016, our wholly owned subsidiary, Valeritas Acquisition Corp., a corporation formed in the State of Delaware on April 27, 2016, or the Acquisition Sub, merged with and into Valeritas, with such merger being referred to as the 2016 Merger. Valeritas was the surviving corporation in the 2016 Merger and became our wholly owned subsidiary. All of the outstanding stock of Valeritas was converted into shares of our common stock or canceled upon closing of the 2016 Merger.
Also on May 3, 2016, we adopted an amended and restated certificate of incorporation and filed it with the Secretary of State of the State of Delaware and adopted amended and restated bylaws
Upon the closing of the 2016 Merger, under the terms of a Split-Off Agreement and a General Release Agreement, we transferred all of our pre-2016 Merger operating assets and liabilities to our wholly owned special-purpose subsidiary, CYGM Operating Corp., a Florida corporation, or the Split-Off Subsidiary, formed on April 28, 2016. Thereafter, pursuant to the Split-Off Agreement, we transferred all of our outstanding shares of capital stock of the Split-Off Subsidiary to Leisa Swanson, our pre-2016 Merger majority stockholder and former sole officer and director, referred to as the Split-Off, in consideration of and in exchange for (i) the surrender and cancellation of all of the shares of our common stock held by Ms. Swanson, consisting of an aggregate of 5,060,750 shares (which were canceled and resumed the status of authorized but unissued shares of our common stock), and (ii) certain representations, covenants and indemnities. As a result of the 2016 Merger and Split-Off, we discontinued our pre-2016 Merger business and acquired the business of Valeritas and going forward will continue the existing business operations of Valeritas as a publicly traded company. Following the 2016 Merger and Split-Off, the shareholders of Valeritas effectively control the combined companies, and, accordingly, Valeritas is deemed to be the accounting acquirer in the 2016 Merger.
Each of the shares of Valeritas’ Series AB Preferred Stock issued and outstanding immediately prior to the closing of the 2016 Merger was converted into shares of our common stock. All other outstanding capital stock of Valeritas was canceled upon consummation of the 2016 Merger, including all shares of common stock, Series D Preferred Stock and Series AA Preferred Stock. In addition, Valeritas’ stock options and warrants were canceled without consideration. Our pre-2016 Merger stockholders, other than our former sole officer and director, retained an aggregate of 125,000 shares of our common stock.
On March 8, 2017, our stockholders approved, and our board of directors subsequently adopted, an eight-to-one reverse stock split of our common stock. All share and per share numbers in this proxy statement reflect the reverse stock split.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.valeritas.com. In addition, we post on our website all disclosures that are required by law or the listing standards of The Nasdaq Capital Market, or Nasdaq, concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this filing.
Board Composition
Our business and affairs are organized under the direction of our board of directors, which currently consists of seven (7) members. The primary responsibility of our board of directors is to provide oversight, strategic guidance, counseling, and direction to our management team. Our board of directors meets on a regular basis and additionally as required. One of our directors, Luke Düster, was elected to serve on our board of directors pursuant to the Third Amended and Restated Voting Agreement, dated as of January 29, 2016, by and among Valeritas and certain of Valeritas’ stockholders. Pursuant to the voting agreement, Mr. Düster was selected to serve on our board of directors as designated by Capital Royalty Partners II L.P. or its affiliates.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Director Independence
Under the listing requirements and rules of the Nasdaq Capital Market, or Nasdaq, independent directors must compose a majority of a listed company’s board of directors within a one‑year period following the completion of its initial public offering. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our board of directors considered the current and prior relationships that each non‑employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non‑employee director and the association of our directors with the holders of more than 5% of our common stock.
As a result of this review, our board of directors determined that all of our directors, other than Mr. Timberlake and Mr. Düster qualify as “independent” directors within the meaning of the Nasdaq rules. Nasdaq rules require that a majority of the board of directors and each member of our audit, compensation, and nominating and corporate governance committees be independent. We believe we are compliant with these independence requirements. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. There are no family relationships among any of our directors or executive officers.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A‑3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Brian K. Roberts, Dr. Rodney D. Altman and Peter J. Devlin qualify as an independent director pursuant to Rule 10A‑3.
Board Leadership Structure
Our board of directors is chaired by Peter J. Devlin. We have a separate chair for each committee of our board of directors, all of whom are independent directors. There are currently three (3) active committees of the board: the audit committee, the compensation committee and the nominating and corporate governance committee. The chairs of each committee report on the activities of their committees in fulfilling their responsibilities at the meetings of our board of directors. In the absence of a chairman, one or more of our independent board members oversees the executive session. The chief executive officer works with all of our board members to set the agendas for our board meetings. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board Committees
Audit Committee
The members of our audit committee are Brian K. Roberts, Dr. Rodney D. Altman and Peter J. Devlin and Mr. Roberts serves as the chair. Our board of directors has determined that each of the members of our audit committee satisfies Nasdaq and SEC independence requirements and that Mr. Roberts qualifies as an audit committee financial expert within the meaning of SEC regulations. In making this determination, our board has considered the formal education and nature and scope of his previous experience. Our audit committee met seven times during the year ended December 31, 2017.
Among other matters, the audit committee is responsible for:

appointing our independent registered public accounting firm;
evaluating our independent registered public accounting firm’s qualifications, independence and performance;
determining the engagement of our independent registered public accounting firm;
reviewing and approving the scope of the annual audit and the audit fee;
discussing with management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
approving the retention of our independent registered public accounting firm to perform any proposed permissible non‑audit services;
monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;
reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
reviewing our critical accounting policies and estimates; and
annually reviewing the audit committee charter and the committee’s performance.
The audit committee operates pursuant to a charter adopted by our board of directors that satisfies the applicable standards of the SEC and Nasdaq.
Compensation Committee
The members of our compensation committee are Peter Devlin and Dr. Rodney Altman and Mr. Devlin serves as the chair. Our board of directors has determined that each of the members of our compensation committee satisfies Nasdaq and SEC independence requirements. The compensation committee operates under a written charter that satisfies the applicable standards of Nasdaq. Our compensation committee met six times during the year ended December 31, 2017. The compensation committee’s responsibilities include:

•	annually reviewing and making recommendations to the board of directors with respect to corporate goals and objectives relevant to the compensation of our chief executive officer;

•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and making recommendations to the board of directors with respect to the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis that may be required from time to time to be included in our annual proxy statement of Annual Report on Form 10-K; and

•	reviewing and discussing with the board of directors corporate succession plans for the chief executive officer and other key officers.
Certain of our executive officers may provide information and assist our compensation committee in carrying out its functions, however, the compensation committee considers potential compensation actions and makes decisions independently. In February 2017, our compensation committee engaged the services of Arnosti Consulting, Inc., a compensation consultant, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Arnosti reports directly to the compensation committee. Arnosti does not provide any services to us other than the services provided to the compensation committee, and as an advisor to management for certain company-wide compensation programs and plans. The compensation committee believes that Arnosti does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.

Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Joe Mandato, D.M. and Katherine Crothall, Ph.D., with Dr. Mandato serving as the chair. Our board of directors has determined that each member of the committee satisfies Nasdaq and SEC independence requirements. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of Nasdaq, a copy of which is available at our website at www.valeritas.com. Our nominating and corporate governance committee met once during the year ended December 31, 2017. The nominating and corporate governance committee’s responsibilities include, among other things:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the board of directors to ensure that it is composed of members with the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the board of directors and management.
Our board of directors may from time to time establish other committees.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or during the last completed fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

Meetings of the Board of Directors

The full board of directors met seven times during the year ended December 31, 2017. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our year ended December 31, 2017.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. All of our directors at the time of our 2017 annual meeting of stockholders attended the 2017 annual meeting of stockholders.

Role of the Board in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.

Director Nomination Process
In considering whether to recommend any candidate for inclusion in our board of directors’ slate of recommended directors, including candidates recommended by stockholders, the nominating and corporate governance committee applies a certain set of criteria, including, but not limited to, the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. We believe that the value of diversity on the board should be considered by the nominating and corporate governance committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Director Compensation
Directors who are employees of us or our principal stockholders have not historically received compensation for their services on our board of directors. During 2017, certain of our non‑employee directors who were not employees of our principal stockholders received annual cash retainers of $35,000 as compensation for their services on our board as indicated in the table below. In addition, we have from time to time granted stock option awards to certain non‑employee directors as compensation for their service on our board.
In December 2016, the compensation committee, working with its independent compensation consultant, approved the following cash compensation for the non-employee directors for each director's board services for fiscal year 2017, as applicable:

•$35,000 per year for service as a board of directors member;
•$25,000 per year for service as chairman of the board of directors;
•$15,000 per year for service as chairman of the audit committee;
•$5,000 per year for service as chairman of the compensation committee;
•$5,000 per year for service as chairman of the nominating and corporate governance committee;
•$7,000 per year for service as a member of the audit committee;
•$2,000 per year for service as a member of the compensation committee; and
•$2,000 per year for service as a member of the nominating and corporate governance committee.

On February 12, 2018, the compensation committee, working with its independent compensation consultant, approved the following cash compensation for the non-employee directors for each director's board services for fiscal year 2018, as applicable:
•$35,000 per year for service as a board of directors member;
•$30,000 per year for service as chairman of the board of directors;
•$17,375 per year for service as chairman of the audit committee;
•$12,600 per year for service as chairman of the compensation committee;
•$7,625 per year for service as chairman of the nominating and corporate governance committee;
•$7,500 per year for service as a member of the audit committee;
•$6,000 per year for service as a member of the compensation committee; and
•$4,500 per year for service as a member of the nominating and corporate governance committee.

The following table provides information about the options held by our non‑employee directors as of December 31, 2017.

Name	Aggregate Option Awards Outstanding (#)
Luke Düster	—
Katherine D. Crothall, Ph.D.	14,075	(1)
Rodney Altman, M.D.	14,075	(2)
Peter Devlin	14,075	(2)
Brian K. Roberts	14,075	(3)
Joseph M. Mandato, D.M.	14,075	(1)

(1)
As of December 31, 2017, 5,575 shares underlying this option were vested. The shares underlying this option vest in equal quarterly installments over eight quarters. The shares underlying this option vest in full on June 23, 2019.

(2)
As of December 31, 2017, 6,168 shares underlying this option were vested and the remaining shares vest in equal quarterly installments over eight quarters. The shares underlying this option vest in full on June 23, 2019.

(3)
As of December 31, 2017, 5,871 shares underlying this option were vested and the remaining shares vest in equal quarterly installments over eight quarters. The shares underlying this option vest in full on June 23, 2019.

The table below shows information regarding compensation earned during the year ended December 31, 2017 by our non‑employee directors who served on our board of directors during 2017.

Name	Fee Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Luke Düster	—	—	—
Katherine D. Crothall, Ph.D.	37,000	50,589	87,589
Rodney Altman, M.D.	44,000	50,589	94,589
Peter Devlin	61,583	50,589	112,172
Brian K. Roberts	50,000	50,589	100,589
Joseph M. Mandato, D.M.	40,000	50,589	90,589

(1)
Represents the aggregate grant‑date fair value of stock options granted during 2017 and still outstanding as at December 31, 2017, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.

Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors. These agreements provide for the indemnification of our directors, officers and certain other reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, of our amended and restated bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this prospectus.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

MANAGEMENT
The following table provides information concerning our executive officers as of June 14, 2018:

Name	Age	Position
John E. Timberlake	53	Chief Executive Officer, President and Director
Erick Lucera	50	Chief Financial Officer
Mark Conley	56	Vice President, Corporate Controller and Treasurer
Geoffrey Jenkins	66	Executive Vice President, Manufacturing, Operations and Research & Development
Matthew Nguyen	48	Chief Commercial Officer
Joseph Saldanha	53	Chief Business Officer

Executive Officers
John E. Timberlake. Please see Mr. Timberlake's biography on page 11 of this proxy statement under the section entitled "Proposal One--Election of Director--Incumbent Class III Directors Whose Terms Expire in 2019."
Erick Lucera. Mr. Lucera has served as our Chief Financial Officer since August 2016. In addition Mr. Lucera has served on the Board of Directors for AIT Therapeutics since August 2017. From April 2015 to August 2016, Mr. Lucera served as the Chief Financial Officer, Treasurer and Secretary of Viventia Bio Inc., a late-stage oncology company. From December 2012 to April 2015, he served as Vice President, Corporate Development at Aratana Therapeutics, Inc., a specialty pharmaceutical company focused on companion animals. He served as Vice President, Corporate Development at Sunshine Heart, Inc. a medical device company from March 2012 to December 2012. Mr. Lucera served as Vice President, Healthcare Analyst at Eaton Vance Management, a global asset manager, from February 2008 to November 2011. Mr. Lucera also held various positions at Intrepid Capital Partners, Independence Investment Associates, LLC and Price Waterhouse & Co. from 1990 to 2008. Mr. Lucera earned a C.P.H. from Harvard University in 2001, an M.S.F. from Boston College in 1999, an M.B.A. from Indiana University in 1995 and a Bachelor’s Degree in Accounting from The University of Delaware in 1990. Mr. Lucera currently holds a CFA designation. Mr. Lucera previously held CMA and CPA designations, both of which are expired.

Mark Conley. Mr. Conley has served as our Vice President, Corporate Controller and Treasurer since February 2016, prior to which he served as our Director of Financial Planning & Analysis since joining Valeritas in August 2012. Mr. Conley was Global Finance Director of the radiation instrumentation business at Thermo Fisher Scientific from 2007 to 2012. In addition, he served at Iron Mountain, Inc. as Vice President, Financial Planning & Analysis from 2005 to June 2007 and Division Controller from 1998 to 2004, as Chief Financial Officer and Controller at HoltraChem Group from 1996 to 1998 and in successive financial leadership roles including Operations Controller at Haemonetics Corporation from 1991 to 1996. Mr. Conley earned a B.S. in Accounting from Oklahoma State University, an M.B.A. from Bryant College, and is a Certified Public Accountant.
Geoffrey Jenkins. Mr. Jenkins has served as our Executive Vice President, Manufacturing, Operations and Research & Development since he joined Valeritas in April 2009. Mr. Jenkins was Vice President of Worldwide Operations for Inverness Medical, a healthcare technology company, from 2005 to 2009. From 2000 to 2005, he was President and Founding Partner of UV-Solutions, LLC, a healthcare technology company, and from 1997 to 1999 he was Chief Operating Officer of MDI Instruments, Inc., a healthcare technology company. Mr. Jenkins was also Corporate Vice President of Operations of MediSense, Inc. from 1991 to 1997. Prior to becoming Corporate Vice President of Operations, he held various other positions in Operations and Engineering Management with MediSense from 1984 to 1991. Mr. Jenkins earned a B.A. and a B.S. from Clarkson University.
Matthew Nguyen. Mr. Nguyen has served as our Chief Commercial Officer since December 2016. Mr. Nguyen served as our Sr. Vice President, Commercial from February 2016 to December 2016 and as our Vice President for Integrated Healthcare Management since joining Valeritas in September 2006. Mr. Nguyen was a New Business Development Director for Janssen, LP, a division of Johnson & Johnson, from 2005 to 2006. He served as head of health economics research for metabolism, new product marketing, and head of analytics and commercial effectiveness for the CNS business unit at Sanofi from 2000 to 2005. Mr. Nguyen earned a B.S. in Pharmacy and a Doctor of Pharmacy from the Philadelphia College of Pharmacy and Science. He also completed a Fellowship in Health Economics and Outcomes Research in conjunction with Thomas Jefferson University Hospital and Janssen Pharmaceutical, Inc. and earned an M.B.A. from Rutgers University in New Jersey.

Joseph Saldanha. Mr. Saldanha has served as our Chief Business Officer since January 2018. From April 2016 to July 2017, Mr. Saldanha served as Vice President, Marketing and Business Development of MannKind Corporation. From January 2012 to May 2015, Mr. Saldanha was the General Manager, JULPHAR Diabetes for Gulf Pharmaceutical Industries. Mr. Saldanha has also worked on the Aventis‑Pfizer partnership for Exubera and for Sanofi and its predecessors from 2001 to 2008, launching Actonel for osteoporosis in the U.S., and for Lantus in international markets from Paris. Prior to that, from 2008 to 2010, Mr. Saldanha worked in business development at Johnson and Johnson Diabetes, where he helped bring both LifeScan for self‑monitoring blood glucose and Animas for insulin pumps to the market. Mr. Saldanha also worked in the United Arab Emirates in a general management role with responsibility for insulin API, diabetes orals and injectables, and distribution of Dexcom CGM for the Middle‑Eastern markets from 2012 to 2015. Mr. Saldanha earned a Bachelor of Science degree from Drexel University and a Master of Science degree from the University of Pennsylvania, both in Philadelphia.

EXECUTIVE COMPENSATION

The Compensation Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. Our Compensation Committee adheres to a long‑standing pay‑for‑performance philosophy. The Compensation Committee continually evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant.
Our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers, which we refer to as our NEOs, for the year ended December 31, 2017 were:

•John E. Timberlake, Chief Executive Officer and President;
•Geoffrey Jenkins, Executive Vice President, Manufacturing Operations & R&D;
•Erick Lucera, Chief Financial Officer; and
•Matthew Nguyen, Chief Commercial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2017 and 2016. All amounts reflect compensation received from Valeritas. No figures referenced in this section have been adjusted to reflect the exchange ratio after consummation of the 2016 Merger.

Name and Principal Position	Year	Salary ($)	Option Awards(3) ($)	Stock Awards(3) ($)	Non‑Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
John E. Timberlake(2)	2017	414,577	1,335,000	—	174,900	5,400	1,929,877
Chief Executive Officer and President	2016	389,268	1,049,823	441,500	194,634	5,200	2,080,425
Erick Lucera(6)	2017	276,250	525,456	—	86,328	5,400	893,434
Chief Financial Officer	2016	85,000	368,430	—	29,750	1,200	484,380
Geoffrey Jenkins(7)	2017	242,287	961,200	—	90,858	28,846	1,323,191
Executive Vice President, Manufacturing, Operations and R&D	2016	367,937	546,061	250,000	128,778	19,046	1,311,822
Matthew Nguyen	2017	302,269	580,280	—	85,013	5,400	972,962
Chief Commercial Officer	2016	281,976	315,373	130,000	102,639	48,200	878,188
Former Executive Officer
Kristine Peterson(1)	2017	277,315	—	—	—	—	277,315
	2016	491,090	—	—	—	1,387	492,477

(1)	Resigned as Chief Executive Officer on February 22, 2016. Received monthly salary through August 2017. No other compensation was paid during 2017.

(2)
Appointed as Chief Executive Officer on February 22, 2016. Mr. Timberlake retained his title as President and Chief Commercial Officer until December 2016 when he was replaced by Mr. Nguyen as Chief Commercial Officer.

(3)
Represents the aggregate grant‑date fair value of stock options and restricted stock granted during the indicated year computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.

(4)	Represents amounts earned for the indicated year under our annual performance bonus program. For additional information, see “Annual Performance Bonuses” below.

(5)	Represents company matching contributions to 401(k) plan accounts and discretionary bonus payments.

(6)	Appointed as Chief Financial Officer on August 29, 2016.

(7)	Represents actual amounts paid. Base salary is presented on a FTE basis in the narrative disclosure below.
Narrative Explanation of Certain Aspects of the Summary Compensation Table
The primary elements of compensation for the named executive officers are base salary, cash bonuses and long‑term equity‑based compensation awards. The named executive officers also participate in employee benefit plans and programs that are offered to other full‑time employees on the same basis.
Base Salaries
The named executive officers receive a base salary to compensate them for the satisfactory performance of services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for the named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in each named executive officer’s employment agreement.
In February 2016, Valeritas’ Compensation Committee reviewed the annual salaries of the named executive officers and approved a 3% increase for Mr. Jenkins on his base salary and a 5% increase for Mr. Timberlake, effective February 24, 2016. Following the increases, the new base salary for Geoffrey Jenkins was $393,593 and for John E. Timberlake was $392,141.
In August 2016, Mr. Lucera was hired as our Chief Financial Officer with a starting base salary of $260,000. In December 2016, Mr. Nguyen was promoted to the position of Chief Commercial Officer with a starting base salary of $287,000.
In February 2017, our compensation committee reviewed the annual salaries of the named executive officers and approved a 3% increase for Mr. Jenkins on his base salary, a 6% increase for Mr. Lucera, a 5% increase for Mr. Nguyen and a 5% increase for Mr. Timberlake, effective February 27, 2017. Following the increases, the new base salary for Mr. Jenkins was $380,750, for Mr. Lucera was $275,000, for Mr. Nguyen was $300,000 and for Mr. Timberlake was $412,000.
In February 2018, our compensation committee reviewed the annual salaries of the named executive officers with the advice of the compensation committee’s consultant and recommended to the board of directors, and the board of directors subsequently approved, a 3.0% increase for Mr. Jenkins on his base salary, a 12.7% increase for Mr. Lucera, a 4.7% increase for Mr. Nguyen and a 9.2% increase for Mr. Timberlake, effective February 19, 2018. Following the increases, the new base salary for Mr. Jenkins was $392,102, for Mr. Lucera was $310,000, for Mr. Nguyen was $314,000 and for Mr. Timberlake was $450,000.
The 2016, 2017 and 2018 increases in base salary were made in recognition of our named executive officers’ individual performance and contributions to company performance in those years and as a result of comparing the compensation paid to our named executive officers with the compensation paid to other executive officers within our company’s peer group who have similar titles and perform similar roles to our named executive officers.
Annual Performance Bonuses
We offer our named executive officers the opportunity to earn annual cash bonuses that are intended to compensate them for achieving short‑term company and individual performance goals. Our compensation committee establishes the target bonuses of our named executive officers, which are evaluated from time to time.
Each named executive officer’s target annual bonus is typically expressed as a percentage of base salary. For 2016, Mr. Timberlake’s target bonus was 50% of his base salary and Mr. Jenkins’ target bonus was 35% of his base salary. No bonus amounts were paid to either Mr. Lucera or Mr. Nguyen in 2016. For 2017, Mr. Timberlake’s target bonus was 75% of his base salary, Mr. Lucera’s target bonus was 50% of his base salary, Mr. Nguyen’s target bonus was 50% of his base salary and Mr. Jenkins’ target bonus was 50% of his base salary. In February 2018, our compensation committee reviewed the achievement of the foregoing target bonus percentages, and with the advice of the compensation committee’s consultant, recommended to the board of directors, and the board of directors subsequently approved, bonus payments for the named executive officers as set forth in the table above under the heading “Non-Equity Incentive Plan Compensation.”
In February 2018, our compensation committee reviewed the target annual bonus for each named executive officer with the advice of the compensation committee’s consultant and recommended to the board of directors, and the board of directors subsequently approved, a target bonus for Mr. Timberlake of 75% of his base salary, a target bonus for Mr. Lucera of 50% of his base salary, a target bonus for Mr. Nguyen of 50% of his base salary, and a target bonus for Mr. Jenkins of 50% of his base salary, each of which reflect the same respective target annual bonuses for the prior fiscal year..

For 2016 and 2017, annual cash bonuses were based on achievement of a combination of individual and corporate objectives. The 2016 and 2017 corporate objectives related to revenue, manufacturing efficiency and quality, financial management and fundraising. The 2016 and 2017 individual objectives for each named executive officer related to each named executive officer’s areas of responsibility within our company and the named executive officer’s ability to influence the success of those areas.
Actual payouts of 2016 and 2017 cash bonuses were determined by multiplying each named executive officer’s respective target amount by his base pay earnings for the fiscal year, multiplied by an individual bonus multiplier (0‑150%), which was then multiplied by the company bonus multiplier (0‑150%). The bonus multipliers represent our compensation committee’s evaluation of company performance and each named executive officer’s individual performance against the established targets.
Notwithstanding the establishment of the performance components and the formula for determining the cash bonus payment amounts as described above, our compensation committee may exercise positive or negative discretion in determining the levels of achievement of performance goals or elect to award a greater or lesser amount to any named executive officer than the amount determined by the annual cash bonus formula if, in the exercise of its business judgment, our compensation committee determines that adjustments are warranted under the circumstances.
Equity Compensation
We offer stock options to our key employees, including our named executive officers, as the long‑term incentive component of our compensation program, which we consider necessary to enable us and certain of our affiliates to obtain and retain services of these individuals, which we believe is essential to our long‑term success. We typically grant stock options to key employees when they commence employment with us and may thereafter grant additional awards in the discretion of our board of directors. Our stock options generally allow key employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant, as determined by the plan administrator, and may be intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.
On June 20, 2014, Valeritas adopted the Valeritas, Inc. 2014 Incentive Compensation Plan, or the 2014 Plan, to facilitate the grant of cash and equity incentives to directors, employees (including Named executive officers) and consultants of Valeritas and certain of its affiliates.
Stock options under the 2014 Plan typically vested as to 25% of the shares subject to the option on the initial vesting date, which is the first anniversary of the date of grant, and in equal monthly installments over the following 36 months, subject to the holder’s continued employment with Valeritas.
In connection with our corporate merger in 2016, or the 2016 Merger, the 2014 Plan was terminated and we adopted the Valeritas Holdings, Inc. 2016 Equity Incentive Compensation Plan, or the 2016 Plan, and options held by the named executive officers to purchase shares of Valeritas common stock under the 2014 Plan were canceled. For additional information about the 2016 Plan, see the section entitled “2016 Incentive Compensation Plan” below.
From time to time, our board of directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options granted to our key employees may be subject to accelerated vesting in certain circumstances, including as described below for the named executive officers in the section entitled “Severance and Change in Control Benefits.”
In February 2018, our compensation committee recommended to our board of directors, and our board of directors approved, an option grant to each named executive officer to purchase shares of our common stock under the 2016 Plan as long term incentive, taking into consideration each officer’s 2017 performance. The options were granted on February 13, 2018 with an exercise price equal to the closing price of our common stock on the Nasdaq Capital Market on the date of grant, and vest as follows: 25% of the shares underlying each option will vest one year after date of grant with the remaining vesting in substantially equal quarterly installments for 10 quarters thereafter. The number of shares underlying each option is set forth in the table below.

Name	Number of Securities Underlying Options (#) Unexercisable
John E. Timberlake	100,000
Erick Lucera	27,000
Geoffrey Jenkins	25,000
Matt Nguyen	26,000
No stock options were granted to our named executive officers during 2017 or 2016 under the 2014 Plan.
Retirement, Health, Welfare and Additional Benefits
The named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short‑ and long‑term disability and life insurance, to the same extent as other full‑time employees, subject to the terms and eligibility requirements of those plans. The named executive officers are also eligible to participate in a tax qualified 401(k) defined contribution plan to the same extent as other full‑time employees. Currently, we match contributions made by participants in the 401(k) plan up to 3% of the employee contributions, and these matching contributions fully vest on the fifth anniversary of the date on which the contribution is made.
In September 2017, we implemented an Employee Stock Purchase Program, enabling our employees to acquire equity ownership in our company through a payroll deduction program.
Outstanding Equity Awards as of December 31, 2017
The following tables summarize the outstanding equity awards held by the named executive officers as of December 31, 2017 which consists of company options.

Name	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
John E. Timberlake	5/3/2016	23,291	20,834(1)	40.00	5/3/2026
John E. Timberlake	3/23/2017	60,938	126,562(2)	7.12	3/23/2027
Erick Lucera	9/7/2016	4,492	9,883(3)	42.88	9/7/2026
Erick Lucera	3/23/2017	—	73,800(6)	7.12	3/23/2027
Geoffrey Jenkins	5/3/2016	18,457	4,855(4)	40.00	5/3/2026
Geoffrey Jenkins	3/23/2017	50,625	84,375(5)	7.12	3/23/2027
Matt Nguyen	5/3/2016	6,732	6,018(1)	40.00	5/3/2026
Matt Nguyen	3/23/2017	26,488	55,012(2)	7.12	3/23/2027

(1)	33% of shares underlying option vested one year from the date of grant. The remaining shares vest in substantially equal monthly installments for 24 months thereafter.

(2)	25% of shares underlying option vested six months from the date of grant. The remaining shares vest in substantially equal quarterly installments for 10 quarters thereafter.

(3)	25% of shares underlying option vested one year from the date of grant. The remaining shares vest in substantially equal monthly installments for 36 months thereafter.

(4)	50% of shares underlying option vested one year from the date of grant. The remaining shares vested in substantially equal monthly installments for 12 months thereafter.

(5)	25% of shares underlying options vested six months from the date of grant. The remaining shares vest in substantially equal quarterly installments for 6 quarters thereafter.

(6)	25% of shares underlying option vested six months from the date of grant. The remaining shares vest in substantially equal quarterly installments for 12 quarters thereafter.
Employment Agreements
Ms. Peterson, Mr. Timberlake and Mr. Jenkins
Valeritas entered into a new employment agreement with each of Ms. Peterson, Mr. Timberlake, and Mr. Jenkins on March 4, 2015.
Ms. Peterson’s agreement was terminated upon her resignation, although Mr. Jenkins’ agreement is still effective after the 2016 Merger. Mr. Timberlake’s agreement was first amended in February 2016, whereby he was appointed as Interim Chief Executive Officer while retaining his titles of President and Chief Commercial Officer upon the resignation of Ms. Peterson, and this agreement was later amended to appoint him as Chief Executive Officer while retaining his titles of President and Chief Commercial Officer as of May 3, 2016. In December 2016, Mr. Nguyen replaced Mr. Timberlake as Chief Commercial Officer. These agreements have, or had, in the case of Ms. Peterson, initial terms of three years and automatically renew for successive one‑year periods following the initial term unless either party gives at least 30 days advance written notice of non‑renewal prior to the end of the applicable term.
The agreements entitled Ms. Peterson prior to her resignation and entitled Mr. Timberlake and Mr. Jenkins to initial annual base salaries of $450,639, $392,141 and $358,829, respectively, and annual target bonus opportunities of 50%, 50% and 35%, respectively, of their annual base salaries, with the amount of any such bonus based on the level of attainment of performance goals established by our board of directors.
In the event an NEO’s employment terminates on account of death or disability, the NEO (or the NEO’s estate in the case of death) is entitled to receive 3 months of base salary continuation.
Mr. Lucera
The employment agreement with Mr. Lucera was entered into on August 29, 2016 in connection with his appointment as our Chief Financial Officer. The agreement provides for an initial annual base salary of $260,000, subject to adjustment pursuant to Valeritas’ employee compensation policies in effect from time to time, and an annual target bonus opportunity of 35% of Mr. Lucera’s base salary based upon achievement of mutually agreed goals for each year.
If Mr. Lucera is terminated without cause or resigns for good reason, provided that he has timely executed a release of claims, he is entitled to receive, among other things, 9 months of base salary continuation and payment of a portion of COBRA premiums for up to 9 months of continued health insurance coverage, based on active employee cost‑sharing rates.
Mr. Nguyen
The employment agreement with Mr. Nguyen was entered into on December 20, 2016 in connection with his appointment as our Chief Commercial Officer. The agreement provides for an initial annual base salary of $287,000, subject to adjustment pursuant to Valeritas’ employee compensation policies in effect from time to time, and an annual target bonus opportunity of 35% of Mr. Nguyen’s base salary based upon achievement of mutually agreed goals for each year.
If Mr. Nguyen is terminated without cause or resigns for good reason, provided that he has timely executed a release of claims, he is entitled to receive, among other things, 9 months of base salary continuation and payment of a portion of COBRA premiums for up to 9 months of continued health insurance coverage, based on active employee cost‑sharing rates.
Severance and Change in Control Benefits
Unless otherwise set forth in the applicable employment agreement, and except for Mr. Timberlake as described below, in the event we terminate an NEO’s employment without cause or the NEO resigns for good reason (other than in connection with a change in control or due to death or disability), the NEO is entitled to receive (i) 9 months of base salary continuation; (ii) a pro‑rated portion of the annual bonus the NEO would otherwise have earned for the year of termination, based on actual performance for the full year and payable when such bonus would have otherwise been paid; (iii) any annual bonus earned but not yet paid for the completed fiscal year immediately prior to the termination date; and (iv) reimbursement for the our cost of providing continued health coverage for a period of 9 months or until the NEO is offered benefits from a subsequent employer, if earlier.
In the event we terminate Mr. Timberlake’s employment without cause or Mr. Timberlake resigns for good reason (other than in connection with a change in control or due to death or disability), he is entitled to receive (i) 12 months of base salary continuation; (ii) a pro‑rated portion of the annual bonus he would otherwise have earned for the year of termination, based on actual performance for the full year and payable when such bonus would have otherwise been paid; (iii) any annual bonus earned but not yet paid for the completed fiscal year immediately prior to the termination date; and (iv) reimbursement for the our cost of providing continued health coverage for a period of 12 months or until he is offered benefits from a subsequent employer, if earlier.
In the event we terminate an NEO’s, and except for Mr. Timberlake as described below, employment without cause or the NEO resigns for good reason (other than due to death or disability), in either case, within 3 months prior to a change in control (but within the “pre‑closing period” described below) or within 12 months following a change in control, the NEO is entitled to receive (i) 12 months of base salary continuation; (ii) a pro‑rated portion of the NEO’s target annual bonus for the year of termination; (iii) any annual bonus earned but not yet paid for the completed fiscal year immediately prior to the termination date; and (iv) reimbursement for the our cost of providing continued health coverage for a period of 12 months or until the NEO is offered benefits from a subsequent employer, if earlier. “Pre‑closing period” means the period commencing with our execution of a definitive agreement for a change in control transaction and ending on the earlier to occur of the closing of the change in control or the termination of such definitive agreement without the consummation of the change in control.
In the event we terminate Mr. Timberlake’s employment without cause or he resigns for good reason (other than due to death or disability), in either case, within 3 months prior to a change in control (but within the “pre‑closing period” described below) or within 12 months following a change in control, he is entitled to receive (i) 18 months of base salary continuation; (ii) a pro‑rated portion of his target annual bonus for the year of termination; (iii) any annual bonus earned but not yet paid for the completed fiscal year immediately prior to the termination date; and (iv) reimbursement for the our cost of providing continued health coverage for a period of 18 months or until he is offered benefits from a subsequent employer, if earlier. “Pre‑closing period” means the period commencing with our execution of a definitive agreement for a change in control transaction and ending on the earlier to occur of the closing of the change in control or the termination of such definitive agreement without the consummation of the change in control.
The severance payments and benefits described above are subject to the NEO timely executing a release of claims in our favor (except in the event of the NEO’s death) and to reduction in the event that the payments and benefits received in connection with a change in control would result in the imposition of excise taxes under Section 4999 of the Code and such reduction results in the NEO retaining a greater after‑tax amount.
“Cause” is generally defined in the employment agreements as the NEO’s (i) misappropriation of funds with respect to our company or affiliates; (ii) material violation of the employment agreement or the company’s employment policies; (iii) breach of any written confidentiality, nonsolicitation or noncompetition covenant with our company or affiliates; (iv) conviction of a felony; or (v) misconduct that has a material adverse effect on the business, operations, assets, properties, or financial condition of our company or affiliates.
“Good reason” is generally defined in the employment agreements as the occurrence of any of the following, subject to notice requirements and cure rights, without the NEO’s written consent (i) a material diminution in duties, authority or responsibilities; (ii) relocation of the NEO’s principal office location to a location more than 50 miles from the NEO’s principal office location immediately before the change; (iii) a material diminution by the company of the NEO’s base salary or target annual bonus; or (iv) any material breach by the company of the employment agreement.
The employment agreements contain restrictive covenants pursuant to which each NEO has agreed to refrain from competing with us or soliciting our clients, customers or employees, in each case, while employed and following the NEO’s termination of employment for a period of 9 months or 12 months if such termination is in connection with a change in control.
Long‑term Incentive Plans
The following summarizes the material terms of the long‑term incentive plans in which our employees, including the NEOs, participate. The summaries below are not intended to be a complete description of the long‑term incentive plans and are qualified in their entirety by the actual text of the plans to which reference is made.

2016 Incentive Compensation Plan
We adopted the 2016 Plan in May 2016 upon the closing of the 2016 Merger. The 2016 Plan permits us to grant cash, stock and stock‑based awards to eligible service providers. The 2016 Plan is intended to promote our interests by providing eligible service providers with the opportunity to participate in incentive compensation programs designed to encourage their continued service to us. The following is a summary of the 2016 Plan without giving effect to the proposed Amended 2016 Plan as described in this proxy statement.
Eligibility and Administration
Our employees, consultants and directors, and employees, consultants and directors of our parent or subsidiaries are eligible to receive awards under the 2016 Plan. The 2016 Plan is administered by a committee of two or more non‑employee directors who qualify as independent under applicable stock exchange rules, 162(m) of the Internal Revenue Code and the Securities Exchange Act of 1934, except that the board of directors may ratify or approve any awards as it deems appropriate and the board of directors administers the 2016 Plan with respect to awards made to non‑employee directors. The committee may delegate authority to one or more subcommittees. The particular entity administering the plan is referred to in this summary as the plan administrator.
The plan administrator has the authority (subject to the provisions of the 2016 Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the 2016 Plan and to make such determinations under, and issue such interpretations of, the provisions of the 2016 Plan and any outstanding awards thereunder as it may deem necessary or advisable. The plan administrator also sets the terms and conditions of all awards under the 2016 Plan, including any vesting and vesting acceleration conditions. Decisions of the plan administrator are final and binding on all parties having an interest under the 2016 Plan or any award thereunder.
Nothing in the 2016 Plan confers on the participant any right to continue in service for any period of time, or restricts our right, or the right of the participant, to terminate such person’s service at any time for any reason.
At December 31, 2017, an aggregate of 2,116,007 shares of common stock were allowed to be issued under the 2016 Plan, 47,658 of which were issued as voting and fully vested, restricted stock, 1,661,750 of which were issued as options, each to certain of our employees and officers, and 406,599 remained available for issuance under awards granted pursuant to the 2016 Plan. The number of shares available for issuance will be automatically increased on the first trading day in January of each calendar year during the term of the 2016 Plan by an amount equal to 4% of the shares of common stock outstanding on the final trading day of the immediately preceding calendar year, subject to an annual increase limit of 1,058,003 shares. As a result, the amount of shares available for issuance under the 2016 Plan automatically increased by 280,311 shares effective as of January 1, 2018. No more than 2,396,318 shares of common stock may be issued upon the exercise of incentive stock options, which amount will automatically be increased on the first trading day in January each calendar year by the number of shares of our common stock added to the share reserve on that day pursuant to automatic share increase feature of the 2016 Plan. Shares issued under the 2016 Plan may be authorized but unissued or reacquired shares, or shares purchased in the open market.
If an award under the 2016 Plan expires, terminates or is forfeited or cancelled, any shares subject to such award may, to the extent of such expiration, termination, forfeiture or cancellation, be used again for new grants under the 2016 Plan. If the exercise price of an option granted under the 2016 Plan is paid with shares of common stock, then the number of shares available for issuance under the 2016 Plan will be reduced by the net number of shares issued under the exercised option and not by the gross number of shares for which the option was exercised. Upon the exercise of a stock appreciation right under the 2016 Plan, the number of shares available for issuance under the 2016 Plan will be reduced by the net number of shares issued under the stock appreciation right and not by the gross number of shares for which the stock appreciation right was exercised. If shares of common stock are withheld in satisfaction of withholding taxes incurred in connection with the issuance, exercise or vesting of an award, then the authorized number of shares available for issuance under the 2016 Plan will be reduced by the net number of shares issued, exercised or vested under such award.
The 2016 Plan imposes the following limitations on the size of the awards which may be made on a per participant basis:
No one person may receive stock options and stand‑alone stock appreciation rights for more than 1,058,003 shares of our common stock in the aggregate per calendar year.
No one person may receive direct stock issuances or stock‑based awards (other than stock options and stand‑alone stock appreciation rights) for more than 1,058,003 shares of our common stock in the aggregate per calendar year.

The maximum dollar amount for which a participant may receive awards denominated in dollars and subject to one or more performance measures will be limited to $3,000,000 in the aggregate per calendar year within the applicable performance measurement period.
Awards
The 2016 Plan is divided into three incentive programs, which include (i) the discretionary grant program under which eligible persons may be granted options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, or stock appreciation rights, or SARs; (ii) the stock issuance program under which eligible persons may be issued direct stock, restricted stock awards, restricted stock units, performance shares or other stock‑based awards; and (iii) the incentive bonus program under which eligible persons may be issued performance unit awards, dividend equivalent rights or cash incentive awards.
Certain awards under the 2016 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. Awards under the 2016 Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post‑termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type available for issuance under each of the discretionary grant program, stock issuance program and incentive bonus program follows.
Discretionary Grant Program
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. ISOs may only be granted to our employees. Anyone eligible to participate in the 2016 Plan may receive an award of NSOs. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an option holder during any calendar year exceeds $100,000, such ISOs will be treated as NSOs. The plan administrator may determine the time or times when a stock option is to become exercisable, the vesting schedule (if any) applicable to a stock option and whether a granted stock option is an ISO or NSO. In general, an option may only be exercised while an option holder is employed by, or providing service to, us or our subsidiaries, unless provided otherwise in the option holder’s award agreement. An option holder may exercise an option by delivering notice of exercise to us. The option holder will pay the exercise price (in the form as provided in the 2016 Plan and the award agreement) and any withholding taxes for the option. The Plan Administrator will have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the 2016 Plan and to grant in substitution therefore new options covering the same or different number of shares with an exercise price per share based on the fair market value per share on the new option grant date.
SARs. Two types of SARs are authorized for issuance under the 2016 Plan, tandem SARs and stand‑alone SARs. Tandem SARs entitle their holder to elect to exercise the underlying option in exchange for shares of common stock or, with the consent of the plan administrator, to surrender the option in exchange for an amount equal to the excess of the fair market value of the shares on the date of surrender over the aggregate exercise price of such shares. Stand‑alone SARs entitle their holder, upon exercise, to receive from us an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate base price of such shares. The base price of a stand‑alone SAR will not be less than 100% of the fair market value of the underlying share on the date of grant and the term may not be longer than ten years. The plan administrator may determine the time or times when a SAR is to become exercisable and the vesting schedule (if any) applicable to a SAR. SARs may be settled in cash, shares of common stock or a combination of the two, as determined by the plan administrator.
Rights as a Stockholder. Participants will not have any stockholder rights with respect to the shares subject to options or SARs until the award vests and the shares are actually issued.

Stock Issuance Program
Restricted Stock, RSUs, Performance Shares and Stock Payments. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Stock payments are awards of fully vested shares of our common stock that may be issued for any of the following items of consideration: cash or check, past services rendered to the company or any other valid consideration.
Rights as a Stockholder. Participants will have full stockholder rights with respect to any shares of stock issued under the stock issuance program, whether or not the participant’s interest in those shares is vested. Accordingly, participants will have the right to vote such shares and to receive any regular cash dividends paid on such shares, subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance vesting conditions will be held in escrow by us and will not vest or be paid prior to the time those shares vest. Participants will not have any stockholder rights with respect to the shares subject to restricted stock units or share right awards until that award vests and the shares are actually issued. However, dividend equivalents (as described below) may be paid or credited, either in cash or in actual or phantom shares of stock, on outstanding restricted stock unit or share right awards, subject to terms and conditions the plan administrator deems appropriate. No dividend equivalents relating to restricted stock units or share right awards subject to performance vesting conditions will vest or otherwise become payable prior to the time the underlying award (or portion thereof to which the dividend equivalents units relate) vests.
Incentive Bonus Program
Cash Awards and Performance Unit Awards. Cash awards are cash incentive bonuses subject to vesting conditions or performance goals as determined by the plan administrator. Performance unit awards represent the holder’s right to receive cash or participate in a bonus pool, the value of which is tied to the attainment of pre‑established corporate objectives and receipt of which may be based on continuing service as determined by the plan administrator.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.
Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance objectives that may include but are not limited to: (i) revenue, organic revenue, net sales, or new‑product revenue or net sales, (ii) achievement of specified milestones in the discovery and development of the company’s technology or of one or more of the company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the company’s products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock‑based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, and (xxii) employee retention and recruiting and human resources management. Performance goals may be based upon the attainment of specified levels of performance under one or more of these measures relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any of our affiliates. Each applicable performance goal may be structured at the time of grant to provide for appropriate adjustments or exclusions for unusual or infrequently occurring items or events, and such other events as set forth in the 2016 Plan.
The plan administrator has the authority, consistent with section 162(m) of the Internal Revenue Code, to structure awards under the stock issuance program so that the awards vest upon the achievement of certain pre‑established corporate performance objectives based on one or more of the performance goals described above and measured over the performance period specified by the plan administrator.
Certain Transactions
The plan administrator has broad discretion to take action under the 2016 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non‑reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2016 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2016 Plan), each outstanding award under the discretionary grant program and stock issuance program may, as determined by the plan administrator, be continued or assumed by the successor entity, be replaced with a cash incentive program of the successor entity or be subject to other limitations as imposed by the plan administrator at the time of grant. However, if the plan administrator determines that any outstanding award is not to be continued, assumed or replaced, such award shall become fully vested and exercisable. Awards under the incentive bonus program may be structured by the plan administrator such that those awards automatically vest upon a change in control of our company or upon the holder’s subsequent termination within a specified period following a change in control and any performance‑based vesting conditions may be converted into service‑based vesting conditions that will vest upon the completion of a service period coterminous with the portion of the performance period remaining at the time of the change in control. Individual award agreements may provide for additional accelerated vesting and payment provisions as determined by the plan administrator.
No award under the 2016 Plan affects the right of the company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
Foreign Participants, Clawback Provisions, Transferability, and Participant Payments
The plan administrator has authority to adopt and implement from time to time such addenda or subplans to the 2016 Plan as it deems necessary in order to bring the 2016 Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made. All awards will be subject to the provisions of any clawback, recoupment or similar policy implemented by our company to the extent set forth in such policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2016 Plan are generally non‑transferable prior to vesting, and are exercisable only by the participant.
With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2016 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a market sell order or such other consideration as it deems suitable.
Plan Expiration, Amendment and Termination
The board of directors may amend or terminate the 2016 Plan at any time; however, stockholder approval will be required for any amendment that increases the number of shares available under the 2016 Plan or to the extent such approval is required under applicable law, regulation or stock exchange listing rule. No amendment of the 2016 Plan may adversely affect the rights and obligations of outstanding awards without the award holder’s consent. The 2016 Plan will expire on the first to occur of (i) May 2, 2026, (ii) the date on which all shares available.

COMPENSATION COMMITTEE REPORT
The information contained in the following report of Valeritas' compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Valeritas specifically incorporates it by reference.
The compensation committee has reviewed and discussed the section captioned “Executive Compensation,” included in this proxy statement, with management and, based on such review and discussion, the compensation committee has recommended to our board of directors that this “Executive Compensation” section be included in this proxy statement.
Submitted by the compensation committee of the board of directors:
Peter Devlin (Chair)
Rodney Altman, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.
The following table sets forth information with respect to the beneficial ownership of our common stock as of June 14, 2018, or the Determination Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.
Unless otherwise indicated in the following table, the address for each person named in the table is c/o Valeritas Holdings, Inc., 750 Route 202 South, Suite 600, Bridgewater, NJ 08807.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders
Capital Royalty L.P.(2)	7,685,968	28.2%
1000 Main St. Suite 2500 Houston, TX 77002
Aspire Capital Fund, LLC	2,431,278	9.8%
155 North Wacker Drive Suite 1600 Chicago, IL 60606
Named Executive Officers and Directors
John E. Timberlake(3)	185,705	*
Leisa Swanson	—	*
Kristine Peterson	—	*
Matt Nguyen(4)	62,090	*
Erick Lucera(5)	34,450	*
Geoffrey Jenkins(6)	114,537	*
Joseph Saldanha	—	*
Luke Düster	—	*
1000 Main St. Suite 2500 Houston, TX 77002
Rodney Altman, M.D.(7)	9,687	*
Peter Devlin(8)	12,687	*
Brian Roberts(9)	10,487	*
Joe Mandato, D.M.(10)	14,093	*
Katherine Crothall, Ph.D.(11)	9,390	*
All of our directors and executive officers as a group (13 Persons)	453,126	1.8%

*	Less than 1%

(1)
Percentage ownership is based on 24,706,999 shares of common stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of common stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Includes (a) 576,686 shares of common stock and 273,648 shares of Series A Convertible Preferred Stock ("Preferred Stock") held by Capital Royalty Partners II L.P. (“Capital Royalty Partners II”), (b) 210,773 shares of common stock and 96,705 shares of Preferred Stock held by Capital Royalty Partners II (Cayman) L.P. (“Capital Royalty Partners Cayman”), (c) 645,058 shares of common stock and 306,397 shares of Preferred Stock held by Capital Royalty Partners II Parallel Fund “A” L.P. (“Capital Royalty Partners A”), (d) 2,687,061 shares of common stock and 500,250 shares of Preferred Stock held by Capital Royalty Partners II Parallel Fund “B” (Cayman) L.P. (“Capital Royalty Partners B”), and (e) 1,066,390 shares of common stock and 1,323,001 shares of Preferred Stock held by Parallel Investment Opportunities Partners II, L.P. (“Parallel Partners”). Capital Royalty Partners II, Capital Royalty Partners Cayman, Capital Royalty Partners A, Capital Royalty Partners B, and Parallel Partners are indirectly wholly owned by Capital Royalty L.P. (“Capital Royalty”). As the sole and managing member of Capital Royalty, Charles Tate may be deemed to beneficially own such shares of common stock held by Capital Royalty Partners II, Capital Royalty Partners Cayman, Capital Royalty Partners A, Capital Royalty Partners B, and Parallel Partners.

(3)	Consists of 63,605 shares of unrestricted common stock and 122,100 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(4)	Consists of 13,832 shares of unrestricted common stock, and 48,258 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(5)	Consists of 4,500 shares of unrestricted common stock and 29,950 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(6)	Consists of 6,850 shares of unrestricted common stock and 107,687 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(7)	Represents 9,687 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(8)	Consists of 3,000 shares of unrestricted common stock and 9,687 shares of common stock underlying options that are vested and exercisable with 60 days of the Determination Date.
(9)	Consists of 800 shares of unrestricted common stock and 9,687 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(10)	Consists of 5,000 shares of unrestricted common stock and 9,093 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.
(11)	Represents 9,390 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2017.

Equity Compensation Plan Information
Number of
securities
remaining
available for
future issuance
	Number of		under equity
	securities to be	Weighted-average	compensation
	issued upon	exercise price of	plans (excluding
	exercise of	outstanding	securities reflected
Plan Category	outstanding options	options	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,661,750	$11.96	406,599
Equity compensation plans not approved by security holders	—	—	—
Total	1,661,750	$11.96	406,599

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction since January 1, 2017 or currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.
The following is a description of transactions since January 1, 2017, in which we were a party and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Capital Royalty Group Term Loan
On May 23, 2013, we entered into a $50.0 million term loan with Capital Royalty, or the Term Loan, structured as a senior secured loan with a six-year term. The Term Loan is secured by substantially all of our assets, including our material intellectual property. The Term Loan bears interest at 11% per annum and compounds annually. Until the third anniversary of the Term Loan, we had the option to pay quarterly interest of 7.5% in cash and 3.5% payment-in-kind or PIK interest which is added to the aggregate principal amount of the Term Loan on the last day of each quarter. Thereafter, interest on the Term Loan was payable only in cash. The Term Loan contained a minimum revenue covenant, which was $50.0 million for 2015.
Certain events of default that occurred led us to enter into a series of forbearance agreements with Capital Royalty. The initial forbearance agreement was entered on May 18, 2015 and has subsequently been amended five times. The forbearance agreements, as amended in 2015, contained a number of terms and conditions in exchange for Capital Royalty’s agreement to forbear. The forbearance agreement imposed an interest rate at the default interest rate of 15% per annum and a prepayment premium of 4% on the aggregate outstanding balance on the date of the repayment. As of December 31, 2015, the parties deferred the forbearance expiration date again to January 22, 2016.
On January 22, 2016, we amended the forbearance agreement to extend the forbearance period to March 31, 2016. As part of the terms within the forbearance agreement, dated January 29, 2016, we issued warrants to Capital Royalty exercisable into 16,000,000 shares of private company Series AB Preferred Stock of the private company at $1.25 per share. On March 25, 2016, we amended the forbearance agreement to extend the expiration of the forbearance period to April 30, 2016 and included a number of events that could trigger an earlier expiration of the forbearance agreement.
Concurrently with the closing of the 2016 Merger on May 3, 2016, we restructured the Term Loan and executed a forbearance termination agreement whereby the forbearance agreement was terminated. Capital Royalty converted its outstanding accrued interest and prepayment premium of $16.5 million into 8,609,824 shares of private company Series AB preferred stock and 4,649,859 shares of private company common stock. The private company Series AB shares were then converted into 256,744 of our common stock upon the 2016 Merger and all private company common shares were canceled upon the 2016 Merger. The principal balance was restated as $50.0 million with interest rate charged at 11% per annum, which is PIK interest through June 30, 2018 and then both PIK and cash interest thereafter. The restructured Term Loan requires quarterly interest payments during the term of the loan, which are set to commence on June 30, 2019. The repayment of principal on amounts borrowed under the Term Loan is scheduled to be completed on March 31, 2022.
On February 9, 2017, we entered into an agreement with Capital Royalty to, among other things, reduce the amount required by this liquidity covenant to $2.0 million. The minimum cash balance covenant would, however, revert back to $5.0 million if we were not able to consummate an underwritten public offering with gross proceeds of at least $40.0 million prior to December 31, 2017. This condition was satisfied upon the closing of our March 2017 public offering.
Debt Conversion
On February 14, 2017, we entered into an agreement with Capital Royalty and WCAS Capital Partners IV, L.P., or WCAS, whereby, upon completion of an underwritten public offering with gross proceeds of at least $40.0 million prior to December 31, 2017, approximately $27.5 million of the outstanding principal amount of our debt, including the Term Loan, would convert into shares of our to-be-designated Series A Convertible Preferred Stock, at a price set forth in the executed definitive documents. On March 22, 2017, the debt was converted into an aggregate of 2,750,000 shares of our Series A Convertible Preferred Stock.
WCAS Capital Partners Note Payable
In 2011, concurrently with the issuance of Series C Preferred Stock, we issued a $5.0 million senior subordinated note, or the

WCAS Note, to WCAS. Amounts due under the WCAS Note originally bore interest at 10% per annum, payable semi-annually. On May 23, 2013, the WCAS Note was amended such that the note bore interest at 12% per annum, and all interest accrues as compounded PIK interest and is added to the aggregate principal amount of the loan semi-annually. The then outstanding principal amount of the WCAS Note, including accrued PIK interest, is due in full in September 2021.
Concurrently with the closing of the 2016 Merger, we restructured the WCAS Note. WCAS converted its outstanding accrued interest and fees of $2.1 million to 1,660,530 shares of private company Series AB preferred stock, which were then converted into 49,526 shares of our common stock upon closing of the 2016 Merger.
The principal balance was restated as $2.5 million with 10% per annum payable entirely as PIK interest and debt maturity date set at September 8, 2021. No interest payments are required during the term of the loan. The principal balance and any interest accrued during the term of the loan are due on the maturity date.
March 2017 Public Offering
Certain of our shareholders, including entities affiliated with CRG, purchased an aggregate of 4,000,000 shares of our common stock in our March 2017 public offering at the public offering price of $10.00 per share.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that all reports of securities ownerships and changes in such ownership required to be filed during the year ended December 31, 2017 were timely filed, except for one report for Mr. Devlin, which was filed late in August 2017 due to administrative error.

AUDIT COMMITTEE REPORT
The information contained in the following report of Valeritas' audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Valeritas specifically incorporates it by reference.
Role of the Audit Committee
The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Valeritas' audit committee charter, published on the corporate governance section of Valeritas' website at www.valeritas.com.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Year Ended December 31, 2017
The audit committee has reviewed and discussed with Valeritas' management and Friedman LLP the audited consolidated financial statements of Valeritas Holdings, Inc. for the year ended December 31, 2017. The audit committee has also discussed with Friedman LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.
The audit committee has received and reviewed the written disclosures and the letter from Friedman LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Friedman LLP its independence from us.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Valeritas' annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Submitted by the audit committee of the board of directors:
Brian K. Roberts (Chair)
Rodney Altman, M.D.
Peter Devlin

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Valeritas may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.
THE BOARD OF DIRECTORS

Bridgewater, NJ
June 22, 2018

Appendix A

Amended & Restated 2016 Equity Incentive Compensation Plan

(see attached)

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VALERITAS HOLDINGS, INC.

The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, a vote "FOR" Proposal 2 and a vote "FOR" Proposal 3.

1. Election of two (2) Class II Directors of the Company to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. Peter Devlin	☐	☐	☐
1b. Rodney Altman, M.D.	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of Friedman LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3. Approval of the Valeritas Holdings, Inc. Amended and Restated 2016 Equity Incentive Compensation Plan.	☐	☐	☐

To transact such other business as may properly come before the 2018 Annual Meeting of Stockholders and any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

E49572-P11452

VALERITAS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS – JULY 20, 2018 AT 9:00 AM EASTERN TIME

THE UNDERSIGNED HEREBY APPOINTS JOHN TIMBERLAKE AND ERICK LUCERA, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL OF THE SHARES OF COMMON STOCK OF VALERITAS HOLDINGS, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE 14, 2018, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 20, 2018 AT 9:00 AM EDT AT THE LAW OFFICES OF DLA PIPER AT 51 JOHN F. KENNEDY PARKWAY, SUITE 120, SHORT HILLS, NJ 07078, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

Valeritas Holdings, Inc.
Second Amended and Restated 2016 Incentive Compensation Plan

ARTICLE ONE: GENERAL PROVISIONS
I.    PURPOSE OF THE PLAN
This Second Amended and Restated 2016 Incentive Compensation Plan is intended to promote the interests of Valeritas Holdings, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II.    STRUCTURE OF THE PLAN
A.    The Plan shall be divided into three separate equity incentive programs:

(i)
the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock;

(ii)
the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

(iii)
the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones.

B.	The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.
III.    ADMINISTRATION OF THE PLAN

A.
The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee shall consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the 1934 Act, and “independent directors” as determined in accordance with the independence standards established by the Stock Exchange on which the Common Stock is at the time primarily traded. However, the Board may ratify or approve any Awards as it deems appropriate, and the Board shall approve and administer all Awards made to non-employee directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent the Board, the Committee or a subcommittee administers the Plan, references in the Plan to the “Plan Administrator” shall be deemed to refer to the Board, the Committee or subcommittee.

B.	Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

C.
The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

D.
Service on the Committee shall constitute service as a Board member, and the members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award made thereunder.
IV.    ELIGIBILITY

A.	The persons eligible to participate in the Plan are as follows:

(i)	Employees;

(ii)	non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

(iii)	consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.
The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to an Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option, (ii) with respect to Awards made under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedule (if any) applicable to the shares which are the subject of such Award and the cash consideration (if any) payable for those shares, and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

C.
The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

V.    STOCK SUBJECT TO THE PLAN

A.
The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including treasury shares and shares repurchased by the Corporation on the open market. Subject to adjustment as provided in Section V.G, the number of shares of Common Stock available for issuance under the Plan shall equal 8,000,000 shares.

B.
The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning on the first trading day in January of the first calendar year following the date hereof, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding as measured as of the last trading day in the immediately preceding calendar year, but in no event shall any such annual increase exceed 15,000,000 shares.

C.
Subject to adjustment as provided in Section V.G, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under Plan shall not exceed 15,000,000 shares. Such share limitation shall automatically be increased on the first trading day in January each calendar year, beginning on the first trading day in January of the calendar year following the date hereof, by the number of shares of Common Stock added to the share reserve on that day pursuant to the provisions of Section V.B of this Article One.

D.	Each person participating in the Plan shall be subject the following limitations:

(i)	no one person participating in the Plan may receive stock options and stand-alone stock appreciation rights for more than 15,000,000 shares of Common Stock in the aggregate per calendar year;

(ii)
no one person participating in the Plan may receive direct stock issuances (whether vested or unvested) or stock-based awards (other than stock options and stand-alone stock appreciation rights) for more than 15,000,000 shares of Common Stock in the aggregate per calendar year;

(iii)
for Awards denominated in terms of cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance-vesting conditions, the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed $3,000,000 dollars for each calendar year within the applicable performance measurement period, with any such performance period not to exceed five (5) years and with pro-ration based on the foregoing dollar amount in the event of any fractional calendar year included within such performance period; and

(iv)
during any calendar year, non-employee members of the Board may not be granted any compensation (including cash and Awards under the Plan) with a fair value, as determined pursuant to the Corporation’s accounting rules, in excess of $700,000.

E.
Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire, terminate or are forfeited or cancelled for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Such shares shall be added back to the number of shares of Common Stock reserved for award and issuance under the Plan as follows:

(i)
for each share of Common Stock subject to such an expired, forfeited, cancelled or terminated Award made under the Discretionary Grant Program, one share of Common Stock shall become available for subsequent award and issuance under the Plan;

(ii)
for each share of Common Stock subject to a forfeited or cancelled Full Value Award made under the Stock Issuance or Incentive Bonus Program, one share shall become available for subsequent award and issuance; and

(iii)
for each unvested share of Common Stock issued under the Discretionary Grant or Stock Issuance Program for cash consideration not less than the Fair Market Value per share of Common Stock on the Award date and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, one share shall become available for subsequent award and issuance under the Plan.

F.
Should the exercise price of an option under the Plan be paid with shares of Common Stock subject to such option, then the authorized reserve of Common Stock under the Plan shall be reduced by the net number of shares issued under the exercised stock option, and not by the gross number of shares for which that option is exercised. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not the gross number of shares as to which such right is exercised. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the Withholding Taxes  incurred in connection with the issuance, exercise or vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued, exercised or vesting under such Award, calculated in each instance after any such share withholding.

G.
Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, merger, reorganization, consolidation, reclassification or change in par value, or any other unusual or infrequently occurring event affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spin-off transaction or the Corporation’s payment of an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Article One, Section V.B, (iii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may receive Common Stock-denominated Awards under the Plan per calendar year, (v) the maximum number and/or class of securities for which any one person may receive stock options and stock appreciation rights under the Plan per calendar year, (vi) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vii) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (viii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (ix) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. In the event of a Change in Control, the applicable Change in Control provisions of the Plan shall apply. The adjustments shall be made by the Plan Administrator in such manner as the

Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and outstanding Awards. The adjustments shall be final, binding and conclusive.

H.
Outstanding Awards under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VI.    REPRICING PROGRAMS
The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefore new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.
ARTICLE TWO: DISCRETIONARY GRANT PROGRAM
I.    OPTION TERMS
Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each option shall be designated in the document as either an Incentive Option or a Non-Statutory Option. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.	Exercise Price.

(i)
The exercise price per share shall be fixed by the Plan Administrator; but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii)
The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be publicly traded at the time the option is exercised, then the exercise price may also be paid as follows:

(a)	in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

(b)
in shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the Exercise Date; or

(c)
to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.
Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.
Effect of Termination of Service. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i)
Any option outstanding at the time of the Optionee’s cessation of Service for any reason other than death, Retirement, Permanent Disability and Misconduct shall remain exercisable for such period of time thereafter as shall be determined by the

Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term, and provided that if such documents do not include such a period of time, any such option shall remain so exercisable until the earlier of (i) the expiration of the three (3)-month period following the date of Optionee’s cessation of Service, and (ii) the expiration of the option term set forth in the documents evidencing the option.

(ii)
Any option held by the Optionee at the time of the Optionee’s cessation of Service due to Retirement or Permanent Disability shall remain exercisable until the earlier of (i) the expiration of the twelve (12)-month period following the date of Optionee’s cessation of Service and (ii) the expiration of the option term set forth in the documents evidencing the option.

(iii)
Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option. Any such option shall remain so exercisable until the earlier of (i) the expiration of the twelve (12)-month period following the date of Optionee’s death, and (ii) the expiration of the option term set forth in the documents evidencing the option.

(iv)
Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(v)
During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.

The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(a)
extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;

(b)
include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or

(c)
permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.
Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.
Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.	Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i)
Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)
Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii)
Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

(iv)	Hedging. Prior to the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, outstanding options under the Plan, together with the shares of Common Stock subject to those options during the period prior to exercise, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

(v)
Pledges, Gifts and other Transfers. Except as otherwise provided in subparagraph (i), (ii) or (iii) above, until the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, outstanding options under the Plan, together with the shares of Common Stock subject to those options during the period prior to exercise, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Corporation’s repurchase rights or in connection with a Change in Control in which such options shall terminate and cease to be outstanding.

II.    INCENTIVE OPTIONS
The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.	Eligibility. Incentive Options may only be granted to Employees.

B.
Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.	10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent

(110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
III.    STOCK APPRECIATION RIGHTS

A.
Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B.
Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C.	Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

(i)
One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

(ii)
No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii)
If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

D.	Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

(i)
One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

(ii)
The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

(iii)
Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

(iv)
The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(v)
The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E.
Post-Service Exercise. The provisions governing the exercise of Tandem, and Stand-alone Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

F.
Net Counting. Upon the exercise of any Tandem or Stand-alone Right under this Section III, the share reserve under Section V of Article One shall be reduced by the net number of shares actually issued by the Corporation upon such exercise and not by the gross number of shares as to which such right is exercised.
IV.    CHANGE IN CONTROL

A.	Except as otherwise set forth in the applicable Award agreement, the following provisions shall be in effect in the event of a Change in Control transaction:

(i)
In the event of a Change in Control, each option or stock appreciation right outstanding under the Discretionary Grant Program on the effective date of the Change in Control may, as determined by the Plan Administrator in its sole discretion, be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (ii) replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate exercise price payable for such shares) on any shares as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares, but only if such replacement cash program would not result in the treatment of the option or stock appreciation right as an item of deferred compensation subject to Code Section 409A. However, to the extent that the Plan Administrator determines in its sole discretion that any option or stock appreciation right outstanding under the Discretionary Grant Program on the effective date of such Change in Control transaction is not to be so assumed, continued or replaced, that option or stock appreciation right shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock.

(ii)
To the extent the Plan Administrator determines, in its sole discretion, that any option or stock appreciation right outstanding under the Discretionary Grant Program on the date of a Change in Control is not to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect or replaced with a cash incentive program in accordance with Section IV.A.i. of this

Article Two, the holder of any such option or stock appreciation right shall be entitled to receive, upon consummation of the Change in Control, a lump sum cash payment in an amount equal to the spread, if any, existing on the shares of Common Stock subject to the option or stock appreciation right at the time of the Change in Control over the aggregate exercise or base price in effect for such option or stock appreciation right. The Plan Administrator shall have the authority to determine, in its sole discretion, that any option or stock appreciation right outstanding under the Discretionary Grant Program on the date of such Change in Control that is not to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect or replaced with a cash incentive program in accordance with Section IV.A.i. of this Article Two shall be subject to cancellation and termination, without cash payment or other consideration due the award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise or base price in effect for such option or stock appreciation right.

(iii)
All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) the Plan Administrator determines in its sole discretion that those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(iv)
Each option or stock appreciation right which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iv) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, and (v) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the Plan Administrator may, in its sole discretion, provide in the document evidencing the Change in Control transaction that the successor corporation, in connection with the assumption or continuation of the outstanding options or stock appreciation rights under the Discretionary Grant Program, shall substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

B.
Immediately following the consummation of the Change in Control, all outstanding options or stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

C.
The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

D.	The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those options or stock appreciation rights do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

E.
The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

ARTICLE THREE: STOCK ISSUANCE PROGRAM
I.    STOCK ISSUANCE TERMS
Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards, restricted stock units or performance shares which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A.
Consideration. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)	cash or check made payable to the Corporation,

(ii)	past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii)	any other valid consideration under the Delaware General Corporation Law.

B.
Transferability. Awards under the Stock Issuance Program shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the recipient, such Awards shall be transferable, by gift or pursuant to a domestic relations order, to a Family Member to the extent and in the manner determined by the Plan Administrator and set forth in the applicable agreement evidencing the Award. Notwithstanding the foregoing, the recipient of an Award under the Stock Issuance Program may designate a beneficiary of the recipient’s Award in the event of the recipient’s death on a beneficiary designation form provided by the Plan Administrator.

C.	Vesting Provisions.

(i)
Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units or performance shares which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

(ii)
The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

(iii)
Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any transaction described in Section V.G of Article One shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

(iv)
The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares, subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance-vesting conditions shall be held in escrow by the Corporation and shall not vest or actually be paid to the Award holder prior to the time those shares vest. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate; provided, however, that no such dividend-equivalent units relating to restricted stock unit or share right awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying award (or portion thereof to which such dividend-equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying award.

(v)
Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

(vi)
The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m).

(vii)
Outstanding Awards of restricted stock units or performance shares under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for such Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of restricted stock units or performance shares as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m).

(viii)	The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(a)
At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(b)
The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

(c)	Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as set forth in the applicable Award agreement.

(d)
Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.    CHANGE IN CONTROL

A.	Except as otherwise set forth in the applicable Award agreement, the following provisions shall be in effect in the event of a Change in Control transaction:

(i)
Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may, as determined by the Plan Administrator in its sole discretion, be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control. However, to the extent that the Plan Administrator determines in its sole discretion that any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of

Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

(ii)
Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the Plan Administrator may, in its sole discretion, provide in the document evidencing the Change in Control transaction that the successor corporation, in connection with the assumption or continuation of the outstanding Awards, shall substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

B.
The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction. The Plan Administrator’s authority under this Section II.B shall also extend to any Awards under the Stock Issuance Program which are intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of those Awards pursuant to this Section II.B may result in their loss of performance-based status under Code Section 162(m).

III.    SHARE ESCROW/LEGENDS
Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
ARTICLE FOUR: INCENTIVE BONUS PROGRAM
I.    INCENTIVE BONUS TERMS

A.	Incentive Bonus Programs. The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

(i)	cash bonus awards (“Cash Awards”),

(ii)	performance unit awards (“Performance Unit Awards”), and

(iii)	dividend equivalent rights (“DER Awards”).

B.
Cash Awards. The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance objectives. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

(i)	The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award agreement.

(ii)
The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

(iii)	Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance objectives or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Four.

(iv)
Cash Awards which become due and payable following the attainment of the applicable performance objectives or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as set forth in the applicable Award agreement.

C.
Performance Unit Awards. The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

(i)
A Performance Unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

(ii)
Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

(iii)
Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award agreement.

D.
DER Awards. The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

(i)
The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

(ii)
Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

(iii)	Payment of the amounts credited to such book account may be made to the

Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

(iv)
Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable Award agreement.

(v)
The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time the Award is made.

II.    CHANGE IN CONTROL

A.
The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such

Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then that performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control.

B.
The Plan Administrator’s authority under Section II.A above shall also extend to any Award under the Incentive Bonus Program intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

ARTICLE FIVE: MISCELLANEOUS
I.    DEFERRED COMPENSATION

A.
The Plan Administrator may, in its sole discretion, structure one or more awards under the Stock Issuance Program so that the Participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

B.
To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

C.
To the extent there is any ambiguity as to whether any provision of any award made under the Plan that is deemed to constitute a deferred compensation arrangement under Code Section 409A would otherwise contravene one or more requirements or limitations of such Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder.
II.    TAX WITHHOLDING

A.
The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.
The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options, stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

(i)
Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%), provided that such withholding amount may not exceed the maximum applicable Withholding Tax rate for federal (including FICA), state and local tax liabilities or such other amount required to avoid adverse accounting consequences to the Corporation, as determined by the Plan Administrator in its discretion). The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

(ii)
Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the shares of Common Stock authorized for issuance under the Plan.
III.    ASSUMPTION OR SUBSTITUTION OF OPTIONS

A.
The shares of Common Stock reserved for issuance under the Plan may, in the sole discretion of the Plan Administrator, be used to fund one or more shares of Common Stock issuable upon the exercise of (i) any Code Section 422 incentive stock option originally granted by a corporation or other entity acquired by the Corporation (or any Parent or Subsidiary), whether by merger or asset or stock sale, and assumed by the Corporation in connection with that acquisition or (ii) any Incentive Option granted under this Plan in substitution for such incentive stock option of the acquired entity. Any such assumption or substitution of options shall not be deemed to contravene the option exercise price requirements of Section I.A of Article Two, even if the exercise price per share of Common Stock under the assumed or substituted option is less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date such assumption or substitution is effected, provided all of the following requirements are satisfied:

(i)
The excess of the aggregate Fair Market Value of the shares of Common Stock subject to the assumed or substituted option immediately after the assumption or substitution over the aggregate exercise price in effect for those shares is not greater than the excess of the aggregate fair market value of the shares of stock subject to the option immediately prior to such assumption or substitution over the aggregate exercise price payable for those shares.

(ii)
The ratio of the exercise price to the Fair Market Value per share of Common Stock subject to the assumed or substituted option immediately after such assumption or substitution is no more favorable to the Optionee than the ratio of the exercise price to the fair market value per share immediately prior to such assumption or substitution.

(iii)	The assumed or substituted option does not provide the Optionee with any additional benefits the Optionee did not otherwise have under the option immediately prior to the assumption or substitution.

(iv)	In the case of a substitution, the option granted by the acquired entity must be cancelled at the time of such substitution, and the Optionee must have no further rights under that cancelled option.
IV.    SHARE ESCROW/LEGENDS
Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
V.    EFFECTIVE DATE AND TERM OF THE PLAN

A.
The Plan became effective on the Plan Effective Date, and was approved by the Corporation’s stockholders on May 3, 2016, and was previously amended and restated effective December 5, 2017, and further and amended restated subject to the approval of the Corporation’s stockholders, which approval was obtained on July 20, 2018.

B.
The Plan shall terminate upon the earliest to occur of (i) May 2, 2026, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on May 2, 2026, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

VI.    AMENDMENT OF THE PLAN

A.
The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded.

B.	The Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

C.
Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

D.
The provisions of the Plan and the outstanding Awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all Awards and Award agreements provided to Optionees or Participants who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Corporation shall not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Optionee and Participant shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

VII.    USE OF PROCEEDS
Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
VIII.    REGULATORY APPROVALS

A.
The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B.	No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws.
IX.    NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
X.    RECOUPMENT
Optionees and Participants shall be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect from time to time, and Awards and any cash, shares of Common Stock or other property or amounts due, paid or issued to the holder of an Award shall be subject to the terms of such policy, as in effect from time to time.
APPENDIX
The following definitions shall be in effect under the Plan:

A.
Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

B.	Board shall mean the Corporation’s Board of Directors.

C.
Change in Control shall have the meaning assigned to such term in the Award agreement for the particular Award or in any other agreement incorporated by reference into the Award agreement for purposes of defining such term, and in the absence of such a Change in Control definition shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)
the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii)
the closing of a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets; or

(iii)
a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Unless otherwise determined by the Board, in no event shall (i) any public offering of the Corporation’s securities (whether directly or via a reverse merger with a public shell company) be deemed to constitute a Change in Control, (ii) a Change in Control be deemed to have occurred for purposes of the Plan as a result of a majority of the Board being designated by Capital Royalty Partners II, L.P. and/or its affiliates or Capital Royalty Partners II, L.P. and/or its affiliates acquiring, directly or indirectly, beneficial ownership of securities (or interests convertible into or exercisable for securities) of the Corporation as a result of one or more equity financing transactions, (iii) a change in the Stock Exchange in which the Common Stock is listed or (iv) the merger of Valeritas, Inc. with and into a subsidiary of the Corporation, in each case, be deemed to constitute a Change in Control.

D.	Code shall mean the Internal Revenue Code of 1986, as amended.

E.	Common Stock shall mean the Corporation’s common stock.

F.	Corporation shall mean Valeritas Holdings, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Valeritas Holdings, Inc. which has by appropriate action assumed the Plan.

G.
Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

H.
Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.	Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.	Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)
If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Corporation’s common stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)
If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that with respect to an Incentive Option, such Fair Market Value shall be determined in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

K.
Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L.
Full Value Award means any of the following Awards made under the Stock Issuance or Incentive Bonus Programs that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the shares of Common Stock on the award date), restricted stock unit awards, performance shares, performance units, cash incentive awards and any other Awards under the Plan other than (i) stock options and stock appreciation rights issued under the Discretionary Grant Program and (ii) dividend equivalent rights under the Incentive Bonus Program.

M.	Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

N.	Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O.
Involuntary Termination shall have the meaning assigned to such term in the Award agreement for the particular Award or in any other agreement incorporated by reference into the Award agreement for purposes of defining such term. In the absence of such an Involuntary Termination definition, such term shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii)
such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

P.	Misconduct shall have the meaning assigned to such term in the Award agreement for the particular Award or in any other agreement incorporated by reference into the Award agreement for purposes of defining such term, and in the absence of such, Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

Q.	1933 Act shall mean the Securities Act of 1933, as amended.

R.	1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S.	Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T.	Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program.

U.
Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.
Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

W.
Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) revenue, organic revenue, net sales, or new-product revenue or net sales, (ii) achievement of specified milestones in the discovery and development of the Corporation’s technology or of one or more of the Corporation’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Corporation’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the

Corporation’s products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, and (xxii) employee retention and recruiting and human resources management. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and any judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any unusual or infrequently occurring item or event; (F) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or costs and expenses incurred in connection with mergers and acquisitions; (G) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or the gain or loss realized upon the sale of any such business the assets thereof, (H) accruals for bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation, and (I) the impact of foreign currency fluctuations or changes in exchange rates.

X.
Permanent Disability or Permanently Disabled have the meaning assigned to such term in the Award agreement for the particular Award or in any other agreement incorporated by reference into the Award agreement for purposes of defining such term, and in the absence of such a definition shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Y.	Plan shall mean the Corporation’s Second Amended and Restated 2016 Incentive Compensation Plan as set forth in this document and as subsequently amended or restated from time to time.

Z.
Plan Administrator shall mean the particular entity, whether the Committee, the Board or a subcommittee, which is authorized to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

AA.	Plan Effective Date shall mean May 3, 2016, the date that the Plan was adopted by the Board.

BB.
Retirement shall have the meaning assigned to such term in the Award agreement for the particular Award or in any other agreement incorporated by reference into the Award agreement for purposes of defining such term. In the absence of such a Retirement definition, such term shall mean the Award holder’s cessation of Service after attaining age sixty (60) with at least five (5) completed years of Service to the Corporation.

CC.
Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

DD.	Stock Exchange shall mean the American Stock Exchange, the Nasdaq Stock Market or the New York Stock Exchange.

EE.	Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

FF.	Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

GG.
Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH.
10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II.
Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.